EXECUTION COPY

INDENTURE

among

SLC STUDENT LOAN TRUST 2008-1,
as the Issuer,

CITIBANK, N.A.,
not in its individual capacity but
solely as the Eligible Lender Trustee

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but
solely as the Indenture Trustee

AND

CITIBANK, N.A.,
not in its individual capacity but
solely as the Indenture Administrator
acting as agent for the Indenture Trustee

Dated as of March 28, 2008

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1

Definitions and Usage

2

Section 1.2

Incorporation by Reference of Trust Indenture Act

2

ARTICLE II

THE NOTES

Section 2.1

Form

3

Section 2.2

Execution, Authentication and Delivery

4

Section 2.3

Temporary Notes

4

Section 2.4

Registration; Registration of Transfer and Exchange

5

Section 2.5

Mutilated, Destroyed, Lost or Stolen Notes

6

Section 2.6

Persons Deemed Owner

7

Section 2.7

Payment of Principal and Interest; Note Interest Shortfall

7

Section 2.8

Cancellation

8

Section 2.9

Release of Collateral

8

Section 2.10

Book-Entry Notes

8

Section 2.11

Notices to Clearing Agency

9

Section 2.12

Definitive Notes

9

Section 2.13

Transfer Restrictions

12

Section 2.14

Certain Tax Forms and Treatment

10

Section 2.15

CUSIP Numbers

11

ARTICLE III

COVENANTS; REPRESENTATIONS

Section 3.1

Payments to Noteholders

12

Section 3.2

Maintenance of Office or Agency

13

Section 3.3

Money for Payments to Be Held in Trust

13

Section 3.4

Existence

15

Section 3.5

Protection of Indenture Trust Estate

15

Section 3.6

Opinions as to Indenture Trust Estate

15

Section 3.7

Performance of Obligations; Servicing of Trust Student Loans

16

Section 3.8

Negative Covenants

19

Section 3.9

Annual Statement as to Compliance

19

Section 3.10

Merger, Consolidation and Transfer

20

Section 3.11

[Reserved].

20

Section 3.12

No Other Business

20

Section 3.13

No Borrowing

20

Section 3.14

Obligations of Servicer and Administrator

20

Section 3.15

Guarantees, Loans, Advances and Other Liabilities

20

Section 3.16

Capital Expenditures

20

Section 3.17

Restricted Payments

20

Section 3.18

Notice of Events of Default

21

Section 3.19

Further Instruments and Acts

21

Section 3.20

Taxes

21

Section 3.21

Representations of the Issuer Regarding the Indenture Trustee’s

Security Interest

22

Section 3.22

Covenants of the Issuer Regarding the Indenture Trustee’s Security

Interest

22

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1

Satisfaction and Discharge of Indenture

23

Section 4.2

Application of Trust Money

24

Section 4.3

Repayment of Moneys Held by Paying Agent

24

Section 4.4

Auction of Trust Student Loans

24

ARTICLE V

REMEDIES

Section 5.1

Events of Default

25

Section 5.2

Acceleration of Maturity; Rescission and Annulment

26

Section 5.3

Collection of Indebtedness and Suits for Enforcement by Indenture

Trustee

27

Section 5.4

Remedies; Priorities

29

Section 5.5

Optional Preservation of the Trust Student Loans

32

Section 5.6

Limitation of Suits

32

Section 5.7

Unconditional Rights of Noteholders to Receive Principal and Interest

33

Section 5.8

Restoration of Rights and Remedies

33

Section 5.9

Rights and Remedies Cumulative

33

Section 5.10

Delay or Omission Not a Waiver

33

Section 5.11

Control by Noteholders

34

Section 5.12

Waiver of Past Defaults

34

Section 5.13

Undertaking for Costs

34

Section 5.14

Waiver of Stay or Extension Laws

35

Section 5.15

Action on Notes

35

Section 5.16

Performance and Enforcement of Certain Obligations

35

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1

Duties of Indenture Trustee

36

Section 6.2

Rights of Indenture Trustee and Indenture Administrator

37

Section 6.3

Individual Rights of Indenture Trustee and Indenture Administrator

38

Section 6.4

Disclaimer

39

Section 6.5

Notice of Defaults

39

Section 6.6

Reports by Indenture Administrator to Noteholders

39

Section 6.7

Compensation and Indemnity

39

Section 6.8

Replacement of Indenture Trustee

40

Section 6.9

Replacement of Indenture Administrator

41

Section 6.10

Successor Indenture Trustee by Merger

42

Section 6.11

Appointment of Co-Trustee or Separate Trustee

42

Section 6.12

Eligibility; Disqualification

44

Section 6.13

Preferential Collection of Claims Against the Issuer

44

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1

Issuer to Furnish Indenture Administrator and Indenture Trustee

Names and Addresses of Noteholders

44

Section 7.2

Preservation of Information; Communications to Noteholders

44

Section 7.3

Reports by Issuer

45

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1

Collection of Money

45

Section 8.2

Trust Accounts

46

Section 8.3

General Provisions Regarding Accounts

46

Section 8.4

Release of Indenture Trust Estate

47

Section 8.5

Opinion of Counsel

47

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1

Supplemental Indentures without Consent of Noteholders

48

Section 9.2

Supplemental Indentures with Consent of Noteholders

49

Section 9.3

Execution of Supplemental Indentures

51

Section 9.4

Effect of Supplemental Indenture

51

Section 9.5

Conformity with Trust Indenture Act

51

Section 9.6

Reference in Notes to Supplemental Indentures

51

ARTICLE X

REDEMPTION OF NOTES

Section 10.1

Redemption

52

Section 10.2

Form of Redemption Notice

52

Section 10.3

Notes Payable on Redemption Date

52

ARTICLE XI

MISCELLANEOUS

Section 11.1

Compliance Certificates and Opinions, etc

53

Section 11.2

Form of Documents Delivered to Indenture Trustee or Indenture

Administrator

55

Section 11.3

Acts of Noteholders

55

Section 11.4

Notices, etc., to Indenture Trustee, Indenture Administrator, Issuer and

Rating Agencies

56

Section 11.5

Notices to Noteholders; Waiver

57

Section 11.6

Alternate Payment and Notice Provisions

57

Section 11.7

Conflict with Trust Indenture Act

57

Section 11.8

Effect of Headings and Table of Contents

58

Section 11.9

Successors and Assigns

58

Section 11.10

Separability

58

Section 11.11

Benefits of Indenture

58

Section 11.12

Legal Holidays

58

Section 11.13

Governing Law

58

Section 11.14

Counterparts

58

Section 11.15

Recording of Indenture

59

Section 11.16

Trust Obligations

59

Section 11.17

No Petition

59

Section 11.18

Inspection

59

Section 11.19

Indenture Administrator as Agent of Indenture Trustee

60

Section 11.20

Subordination

60

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.1

Intent of the Parties; Reasonableness

60

APPENDICES, SCHEDULES AND EXHIBITS

APPENDIX A

Definitions and Usage

APPENDIX B

Transfer Restrictions for the Class A-4B Notes

SCHEDULE A

Schedule of Trust Student Loans

SCHEDULE B

Location of Trust Student Loan Files

EXHIBIT A

Form of Notes

EXHIBIT B

Form of Note Depository Agreements

EXHIBIT C

Servicing Criteria to be Addressed in Assessment of Compliance

INDENTURE, dated as of March 28, 2008, among SLC STUDENT LOAN TRUST 2008-1, a Delaware statutory trust (the “Issuer”), CITIBANK, N.A., a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Issuer (in such capacity, the “Eligible Lender Trustee”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (in such capacity, the “Indenture Trustee”), and CITIBANK, N.A., a national banking association, not in its individual capacity but solely as indenture administrator (in such capacity, the “Indenture Administrator”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s Student Loan Asset-Backed Notes (the “Notes”) and, after the Notes have been paid in full, for the benefit of the Currency Swap Counterparty:

GRANTING CLAUSE

The Issuer and, with respect to the Trust Student Loans, the Eligible Lender Trustee hereby Grant to the Indenture Trustee, as trustee for the benefit of the Noteholders and, subject to the provisions of Section 11.20, the Currency Swap Counterparty, effective as of the Closing Date all of their right, title and interest in and to the following:

(a)

the Trust Student Loans, and all obligations of the Obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date and all guaranties and other rights relating to the Trust Student Loans;

(b)

the Servicing Agreement, including the right of the Issuer to cause the Servicer to purchase Trust Student Loans from the Issuer under circumstances described therein;

(c)

the Sale Agreement, including the right of the Issuer to cause the Depositor to repurchase Trust Student Loans from the Issuer under the circumstances described therein and including the rights of the Depositor under the Purchase Agreements;

(d)

the Purchase Agreement, to the extent that the rights of the Depositor thereunder have been assigned to the Issuer pursuant to the Sale Agreement, including the right of the Depositor to cause SLC to repurchase Trust Student Loans from the Depositor under the circumstances described in the Purchase Agreement;

(e)

the Administration Agreement and the Currency Swap Agreement to be entered into, including the security interest in any collateral delivered by the Currency Swap Counterparty in connection with these agreements and any collateral account (including, but not limited to, the Currency Swap Collateral and Currency Swap Agreement Collateral Account described in Section 3.1A hereof);

(f)

each Guarantee Agreement, including the right of the Issuer to cause the related Guarantor to make Guarantee Payments in respect of the Trust Student Loans;

(g)

the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit and the Collection Account Initial Deposit, if any, and all investments and proceeds thereof (including all income thereon);

(h)

any interest rate derivative agreement entered into with one or more interest rate derivative counterparties pursuant to Section 2.1(ff) of Administration Agreement; and

(i)

all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, general intangibles, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture and, subject to the provisions of Section 11.20, to secure amounts owing to the Currency Swap Counterparty under the Currency Swap Agreement, all as provided in this Indenture.

The Indenture Trustee, as indenture trustee on behalf of the Noteholders and the Currency Swap Counterparty, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders and the Currency Swap Counterparty under the Currency Swap Agreement may be adequately and effectively protected.

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1

Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to this Indenture, which also contains rules as to usage that shall be applicable herein.

Section 1.2

Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the United States Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE II

THE NOTES

Section 2.1

Form.  The Notes, together with the Indenture Administrator’s certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Issuer, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Each class of Notes (other than the Class A-4B Notes) will be represented by interests in a book-entry note certificate deposited on the Closing Date with the Indenture Administrator, as custodian for DTC (the “DTC Custodian”), and registered in the name of Cede & Co. as initial nominee for DTC.

The Class A-4B Notes may be offered and sold only to QIBs in reliance on Rule 144A or to a Non-U.S. Person (as defined in Regulation S) outside the United States of America in reliance on Regulation S, as applicable, and will be represented by interests in either a Rule 144A global registered note certificate (the “Rule 144A Global Note Certificate”) or a Regulation S global registered note certificate (the “Regulation S Global Note Certificate,” and collectively with the Rule 144A Global Note Certificate, the “Class A-4B Global Note Certificates”).  Each Class A-4B Global Note Certificate will be registered in the name of Citivic Nominees Limited, and will be deposited on the Closing Date with the Non-U.S. Note Certificate Custodian.  There will be only one Class A-4B Rule 144A Global Note Certificate and one Regulation S Global Note Certificate for the Class A-4B Notes.

Section 2.2

Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by the Owner Trustee.  The signature of any authorized officer of the Owner Trustee on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Administrator shall upon receipt of an Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $1,679,450,000, and the London Paying Agent, which is hereby appointed as authenticating agent (the “Authenticating Agent”), shall upon direction from the Issuer authenticate and deliver the Class A-4B Global Note Certificates in the aggregate principal amount of €150,000,000.  The aggregate principal amount of Notes Outstanding at any time may not exceed such amount except as provided in Section 2.5.

Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered notes in minimum denominations of $100,000 and additional increments of $1,000.  The Class A-4B Notes shall be issuable as registered notes in minimum denominations of €100,000 and additional increments of €1,000.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3

Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture determined to be appropriate by the Authorized Officer of the Issuer executing the temporary Notes, as evidenced by his or her execution of such temporary Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Administrator shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.4

Registration; Registration of Transfer and Exchange.  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Indenture Administrator shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.  If a Person other than the Indenture Administrator is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee and the Indenture Administrator prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee and the Indenture Administrator shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Administrator shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, or, with respect to the Class A-4B Notes, to the Note Registrar or any transfer agent, as applicable, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, and the Indenture Administrator shall authenticate and the Noteholder shall obtain from the Indenture Administrator, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations and a like aggregate principal amount.

At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Administrator shall authenticate and the Noteholder shall obtain from the Indenture Administrator, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by the Noteholder thereof or such Noteholder’s attorney (such attorney to be duly authorized in writing) with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

Any transfer or assignment of any Note or any interest in any Note that is not effected pursuant to the provisions of this Indenture, such as a transfer or assignment not reflected on the Note Register, shall be null and void and shall not be taken into account by, or be binding upon, the Indenture Trustee or any other party.

Section 2.5

Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Administrator, or the Indenture Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Administrator such security or indemnity as may be required by each of them to hold the Issuer and the Indenture Administrator harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and the Indenture Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Indenture Administrator) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6

Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Indenture Administrator, the Paying Agent, the London Paying Agent and any agent of the Issuer, the Indenture Trustee, the Indenture Administrator, the Paying Agent or the London Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, and interest, if any, on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Indenture Administrator, the Paying Agent, the London Paying Agent nor any agent of the Issuer, the Indenture Trustee, the Indenture Administrator, the Paying Agent or the London Paying Agent shall be affected by notice to the contrary.

Section 2.7

Payment of Principal and Interest; Note Interest Shortfall.  (a)  The Notes shall accrue interest as provided in the forms of Notes in Exhibit A and such interest shall be payable on each Distribution Date as specified therein, subject to Section 3.1.  Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date (or by wire transfer in immediately available funds to the account provided by such Person), except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the applicable Clearing Agency for the Notes (initially, such nominee to be Cede & Co. or, with respect to the Class A-4B Notes, Citivic Nominees Limited), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b)

The principal amount of each class of Notes shall be payable in installments on each Distribution Date as provided in the forms of Notes set forth in Exhibit A.  Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2.  All principal payments on the Notes shall be made pro rata to the specific class of Noteholders entitled thereto.  The Indenture Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c)

If the Issuer defaults in a payment of interest at the applicable Note Rate on the Notes, the Issuer shall pay the resulting Note Interest Shortfall on the following Distribution Date as provided in the Administration Agreement.

Section 2.8

Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Administrator, be delivered to the Indenture Administrator and shall be promptly cancelled by the Indenture Administrator.  The Issuer may at any time deliver to the Indenture Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Indenture Administrator.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Notes may be held or disposed of by the Indenture Administrator in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Administrator.

Section 2.9

Release of Collateral.  Subject to Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon (i) delivery to each Rating Agency of a written notice stating the reason for such release and (ii) receipt of an Issuer Request accompanied by an Officers’ Certificate of the Issuer, an Opinion of Counsel of the Issuer and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

Section 2.10

Book-Entry Notes.  The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the initial Clearing Agencies, by the Issuer, or on behalf of the Issuer.  Such Notes shall initially be registered on the Note Register in the name of Cede & Co. or, with respect to the Class A-4B Notes, Citivic Nominees Limited, the nominees of the initial Clearing Agencies, and no Note Owner shall receive a definitive, fully registered note (a “Definitive Note”) representing such Note Owner’s interest in such Note, except as provided in Section 2.12.  Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

(i)

the provisions of this Section shall be in full force and effect;

(ii)

the Note Registrar, the Indenture Administrator and the Indenture Trustee, and their respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

(iii)

to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)

the rights of Note Owners shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the related Depository Agreement; and unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

(v)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Administrator and the Indenture Trustee; and

(vi)

upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or holding will not constitute or otherwise result in:  (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by an applicable statutory or administartive exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Section 2.11

Notices to Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Administrator or the Indenture Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency.

Section 2.12

Definitive Notes.  If (i) the Administrator advises the Indenture Administrator and the Indenture Trustee in writing that a Clearing Agency (a) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise), (b) announces an intention to cease business permanently (or does so and no alternative clearing system acceptable to the Indenture Administrator is then available), or (c) at any time, is unwilling or unable to continue as, or ceases to be, a clearing agency registered under all applicable laws, and a successor clearing agency which is registered as a clearing agency under all applicable laws is not appointed by the Administrator within 90 days of such event, (ii) the Administrator at its option advises the Indenture Administrator and the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) in the case of the Class A-4B Notes, the Trust would suffer a material disadvantage in respect of the Class A-4B Notes as a result of a change in (or a change in the application or interpretation of) the laws or regulations (taxation or otherwise) of any applicable jurisdiction or payments being made net of tax which would not be suffered were the Class A-4B notes in definitive form and a certificate to such effect signed by two Authorized Officers of the Administrator, together with a legal opinion to such effect is delivered to the Indenture Trustee or (iv) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Indenture Administrator shall cause such Clearing Agency to notify all Note Owners cleared, through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same.

Upon surrender to the Indenture Administrator of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Administrator shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include, without limitation, the identity and payment instructions for all Noteholders of the applicable Notes.  None of the Issuer, the Note Registrar, the Indenture Trustee or the Indenture Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee, the Indenture Administrator and the Note Registrar shall recognize the holders of the Definitive Notes as Noteholders.

Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or holding will not constitute or otherwise result in:  (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by an applicable statutory or administrative exemption and (ii) in the case of a Benefit Plan subject to a substantially similar law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Section 2.13

Certain Tax Forms and Treatment.  (a)  Each Noteholder and any beneficial owner of a Note, if required by law, shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status as Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status) with all appropriate attachments, IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments.  The Noteholder understands that the Issuer may require certification acceptable to it (i) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding or (ii) to enable the Issuer to qualify for a reduced rate of withholding or back-up withholding in any jurisdiction from or through which the Issuer receives payments on its assets.  The Noteholder agrees to provide any such certification that is requested by the Issuer.  If such forms are not provided or if any tax or other governmental charge shall otherwise become payable by or on behalf of the Indenture Administrator, including any tax or governmental charge required to be withheld from any payment made by the Indenture Administrator under the provisions of any applicable law or regulation with respect to the Notes, such tax or governmental charge shall be payable by the Noteholder and may be withheld by the Indenture Administrator.  The Issuer and the Indenture Administrator shall have the right to refuse the surrender, registration of transfer or exchange of any Note with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Noteholder.

(b)

The Issuer, the Indenture Trustee and each Noteholder agree to treat such Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes and further agree not to take any action inconsistent with such treatment, unless required by law.

(c)

It is intended that the Trust be classified for U.S. federal income tax purposes as a mere security devise or, failing such treatment, as a grantor trust or an entity disregarded from its owner, and not as an association (or publicly traded partnership) taxable as a corporation.  None of the Issuer, the Depositor, or the Indenture Trustee shall cause the Trust to be treated as an association taxable as a corporation for U.S. federal income tax purposes.  No election shall be made to treat the Trust as an association taxable as a corporation without the unanimous consent of all Noteholders.

(d)

The Administrator shall on behalf of the Issuer prepare, execute and timely file (or cause to be prepared, appropriately executed and timely filed) all federal, state and local tax and information returns, reports, information, statements and schedules required to be filed by or in respect of the Issuer, in accordance with this Indenture and as may be required under applicable tax laws.

Section 2.14

CUSIP Numbers and European Common Codes.  The Issuer in issuing the Notes may use “CUSIP” numbers or, in the case of the Class A-4B Notes, “European Common Codes” (if then generally in use), and, if so, the Indenture Administrator and the Indenture Trustee shall use “CUSIP” numbers or “European Common Codes,” as applicable, in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers or codes.  The Issuer will promptly notify the Indenture Administrator and the Indenture Trustee in writing of any change in the “CUSIP” numbers or “European Common Codes.”

Section 2.15

Transfer Restrictions.  Each Class A-4B Noteholder shall be subject to the restrictions on transfer thereof set forth in Appendix B to this Indenture.

ARTICLE III

COVENANTS; REPRESENTATIONS

Section 3.1

Payments to Noteholders.  The Issuer shall duly and punctually pay the principal and interest, if any, with respect to the Notes in accordance with the terms of the Notes and this Indenture and shall duly and punctually pay amounts, if any, owing to the Currency Swap Counterparty in accordance with the terms of this Indenture and the Currency Swap Agreement.  Without limiting the foregoing, the Issuer shall cause to be distributed to Noteholders and the Currency Swap Counterparty, in accordance with the Administration Agreement, from amounts on deposit in the Trust Accounts on the dates such payments are due, the amounts that the Noteholders and the Currency Swap Counterparty are entitled to receive pursuant to Sections 2.7 and 2.8 of the Administration Agreement.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.1A

Currency Swap Agreement Collateral Account.  Pursuant to Section 2.3 of the Administration Agreement, and subject to Section 2.11(b) of the Administration Agreement, on or before the Closing Date, the Indenture Administrator shall establish and maintain, or cause to be established and maintained, one or more Eligible Deposit Accounts, including any sub-accounts thereof, in the name of the Indenture Trustee for the benefit of the Trust and the Class A-4B Noteholders (each, a “Currency Swap Agreement Collateral Account”) into which the Currency Swap Counterparty will make required cash or securities deposits as collateral to secure its obligations (“Swap Collateral”) under the Currency Swap Agreement.  Each Currency Swap Agreement Collateral Account and all Swap Collateral deposited therein shall be assigned by the Issuer to the Indenture Trustee, for the benefit of the Trust and the Class A-4B Noteholders, pursuant to the terms of the Granting Clause of this Agreement.  All sums on deposit and securities held in any Currency Swap Agreement Collateral Account shall be used only for the purposes set forth in the related credit support agreement to be entered into between the Issuer and the Currency Swap Counterparty (each, a “Credit Support Agreement”).  Amounts on deposit in any Currency Swap Agreement Collateral Account may be invested and reinvested, in each case, in Eligible Investments by the Administration Agreement pursuant to written instructions from the Administrator in accordance with and subject to the provisions of Section 2.3(b) of the Administration Agreement.  On each Distribution Date occurring prior to an Event of Default or a Termination Event under the Currency Swap Agreement, all Investment Earnings actually earned and received on the Swap Collateral shall be paid directly to the Currency Swap Counterparty and not become part of Available Funds in accordance with the terms of the Credit Support Agreement.  All amounts deposited in a Currency Swap Agreement Collateral Account shall be paid to the Issuer (and become part of Available Funds on the related Distribution Date) or returned to the Currency Swap Counterparty, from time to time, in accordance with the provisions set forth in Section 2.11(a) of the Administration Agreement.

Section 3.2

Maintenance of Office or Agency.  The Issuer shall maintain in the Borough of Manhattan, The City of New York and in Ireland, so long as any of the Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Indenture Administrator and McCann FitzGerald Listing Services Limited, Dublin, Ireland, respectively, to serve as its agents for the foregoing purposes.  The Issuer shall give prompt written notice to the Indenture Trustee of the locations, and of any change in the locations, of any such offices or agencies.  If at any time the Issuer shall fail to maintain any such offices or agencies or shall fail to furnish the Indenture Trustee with the addresses thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3

Money for Payments to Be Held in Trust.  As provided in Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Sections 2.7 and 2.8 of the Administration Agreement shall be made on behalf of the Issuer by the Indenture Administrator or by another Paying Agent, and no amounts so distributed from the Collection Account for payments to Noteholders or the Currency Swap Counterparty shall be paid over to the Issuer except as provided in this Section.

On or before the Business Day (or on the second Business Day, in the case of any funds required to be distributed to the Swap Counterparty) next preceding each Distribution Date and Redemption Date, the Issuer shall distribute or cause to be distributed to the Indenture Administrator (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under the Notes or the Currency Swap Agreement, such sum to be held in trust for the benefit of the Persons entitled thereto and shall promptly notify the Indenture Trustee and (unless the Paying Agent is the Indenture Trustee), the Indenture Administrator, of its action or failure so to act.

The Issuer shall cause each Paying Agent other than the Indenture Administrator and the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)

hold all sums held by it for the payment of amounts due with respect to the Notes or the Currency Swap Agreement in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)

give the Indenture Trustee notice of any default by the Issuer of which a Responsible Officer of the Paying Agent has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes or the Currency Swap Agreement;

(iii)

at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)

immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payments due under the Notes or the Currency Swap Agreement if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)

comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Indenture Administrator, as the initial Paying Agent, hereby agrees to the provisions of clauses (i) through (v) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Administrator all sums held in trust by such Paying Agent, such sums to be held by the Indenture Administrator upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Administrator, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Administrator or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request or if the Issuer has been terminated to the Depositor upon its written request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee, the Indenture Administrator or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Administrator or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Administrator shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, the Indenture Administrator or any Paying Agent, at the last address of record for each such Noteholder).

Section 3.4

Existence.  The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

Section 3.5

Protection of Indenture Trust Estate.  The Issuer will from time to time execute and deliver all such supplements and amendments hereto, all such financing statements and continuation statements and will take such other action necessary or advisable to:

(i)

maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)

perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iii)

enforce any of the Collateral; or

(iv)

preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee, the Noteholders and the Currency Swap Counterparty in such Indenture Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Administrator its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

Section 3.6

Opinions as to Indenture Trust Estate.  (a)  On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Indenture Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)

On or before December 31 in each calendar year, beginning in 2009, the Issuer shall furnish to the Indenture Trustee and the Indenture Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any indentures supplemental hereto as is necessary to maintain the lien and security interest created by this Indenture and relating the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing and refiling of this Indenture and any indentures supplemental hereto that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

Section 3.7

Performance of Obligations; Servicing of Trust Student Loans.   (a)  The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Basic Document or such other instrument or agreement.

(b)

The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Administrator and the Indenture Trustee in an Officers’ Certificate of the Issuer shall be deemed to be action taken by the Issuer; provided, however, the Issuer shall not be liable for any acts of Persons with whom the Issuer has contracted with reasonable care.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.  The Issuer shall give written notice to the Indenture Administrator, the Indenture Trustee and each Rating Agency of any such contract with any other Person.

(c)

The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements prepared by the Issuer and required to be filed by the terms of this Indenture and the Administration Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes; provided, for the avoidance of doubt, that a transfer or assignment by the Currency Swap Counterparty of any of its interests or obligations in accordance with the requirements of the Currency Swap Agreement (including the requirement, if applicable, that each Rating Agency then rating the Notes issue written acknowledgment that, notwithstanding such transfer or assignment, the then-current rating of the Notes will not be downgraded) shall not constitute a waiver, amendment, modification, supplement or termination of the Currency Swap Agreement or any provision thereof and shall not require the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes.  The Issuer shall give written notice to each Rating Agency of any waiver, amendment, modification, supplement or termination that requires the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes.

(d)

If an Authorized Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default or an Administrator Default under the Servicing Agreement or the Administration Agreement, respectively, the Issuer shall promptly notify the Indenture Trustee, the Indenture Administrator and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Trust Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

(e)

As promptly as possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers, pursuant to Section 5.1 of the Servicing Agreement, or to the Administrator of the Administrator’s rights and powers, pursuant to Section 5.1 of the Administration Agreement, the Issuer shall appoint a successor servicer (the “Successor Servicer”) or a successor administrator (the “Successor Administrator”), respectively, and such Successor Servicer or Successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Indenture Administrator.  In the event that a Successor Servicer or Successor Administrator has not been appointed and accepted its appointment at the time when the Servicer or Administrator, as the case may be, ceases to act as Servicer or Administrator, respectively, the Indenture Administrator without further action shall automatically be appointed the Successor Servicer or Successor Administrator, as the case may be.  The Indenture Administrator may resign as the Successor Servicer or the Successor Administrator by giving written notice of resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer or a new administrator enters into an agreement with the Issuer as provided below; provided, however, that nothing herein shall require or permit the Indenture Administrator to act as Servicer, or otherwise service the Trust Student Loans, in violation of the Higher Education Act.  Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Servicing Agreement or a new administrator as the Successor Administrator under the Administration Agreement, as the case may be.  Any Successor Servicer or Successor Administrator, other than the Indenture Administrator, shall (i) be an established institution (A) that satisfies any requirements of the Higher Education Act applicable to servicers and (B) whose regular business includes the servicing or administration of student loans and (ii) enter into a servicing agreement or an administration agreement, respectively, with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement and the Administration Agreement, as applicable.  If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer or new administrator, as the case may be, or if the Indenture Administrator shall be unwilling or legally unable to act as Successor Servicer or Successor Administrator, the Indenture Administrator may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer or Successor Administrator; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the Indenture Administrator from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.  In connection with any such appointment, the Indenture Administrator may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement or Administration Agreement, as applicable, and in accordance with Section 5.2 of the Servicing Agreement and Section 5.2 of the Administration Agreement, the Issuer shall enter into an agreement with such successor for the servicing or administration of the Trust Student Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee).  If the Indenture Administrator shall succeed as provided herein to the Servicer’s duties as Servicer with respect to the Trust Student Loans, or the Administrator’s duties as Administrator with respect to the Issuer and the Trust Student Loans, as the case may be, it shall do so in its individual capacity and not in its capacity as Indenture Administrator and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Administrator in its duties as the successor to the Servicer or the Administrator, as the case may be, and the servicing or administration of the Trust Student Loans.  In case the Indenture Administrator shall become successor to the Servicer or the Administrator, the Indenture Administrator shall be entitled to appoint as Servicer or as Administrator, as the case may be, any one of its Affiliates, provided that such appointment shall not affect or alter in any way the liability of the Indenture Administrator as Successor Servicer or Successor Administrator, respectively, in accordance with the terms hereof.

(f)

Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, or any termination of the Administrator’s rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Administrator and each Rating Agency.  As soon as a Successor Servicer or a Successor Administrator is appointed, the Issuer shall notify the Indenture Administrator and each Rating Agency of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator.

(g)

As promptly as possible upon the occurrence of an Event of Default or Termination Event under the Currency Swap Agreement, the Issuer shall hire or appoint a broker in order to obtain a Replacement Transaction or a Letter of Credit Transaction according to the terms of the Currency Swap Agreement, and such broker shall accept its appointment by a written assumption in a form acceptable to the Issuer.  In connection with any such appointment, the Issuer may make such arrangements for the compensation of such broker as it and such broker shall agree, and the Issuer shall be entitled to reimbursement in full for such expenses as provided in Section 6.7 hereof.

(h)

Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided in the Basic Documents, or waive timely performance or observance by the Servicer, the Administrator, the Depositor, SLC, the Issuer, the Owner Trustee, the Eligible Lender Trustee or the Indenture Administrator under the Basic Documents; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes or (iii) result in or cause a significant change to the permissible activities of the Trust.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Noteholders, the Issuer shall give written notice thereof to each Rating Agency and agrees, promptly following a request by the Indenture Trustee to do so, to prepare, execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.  The Issuer shall be entitled to receive and rely upon an opinion of its counsel that any such amendment or modification will not materially adversely affect the rights or security of the Noteholders.

Section 3.8

Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(i)

except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Administrator;

(ii)

claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate; or

(iii)

(A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate.

Section 3.9

Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee, the Indenture Administrator and each Rating Agency, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2008), an Officers’ Certificate of the Administrator stating that:

(i)

a review of the activities of the Issuer during such year and of performance under this Indenture has been made under the supervision of an Authorized Officer of the Administrator;

(ii)

to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof; and

(iii)

the Issuer has not entered into any amendment to the Currency Swap Agreement to cure any ambiguity in, or to correct or supplement any provision of the Currency Swap Agreement, unless the Issuer has determined, and the Indenture Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the Noteholders and provided that the Issuer has given reasonable notice to the Rating Agencies of such amendment and the Rating Agency Condition is satisfied.

Section 3.10

Merger, Consolidation and Transfer.  The Issuer shall not consolidate or merge with or into any other Person.  The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Trust Estate, to any Person, except and to the extent specifically provided in the Basic Documents.

Section 3.11

[Reserved].

Section 3.12

No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Trust Student Loans and the other assets of the Issuer and related proceeds thereof in addition to entering into the Currency Swap Agreement on the Closing Date or any amendments or replacements thereto, in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

Section 3.13

No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and the Currency Swap Agreement.

Section 3.14

Obligations of Servicer and Administrator.  The Issuer shall cause the Servicer to comply with Sections 3.1, 3.2 and 3.3 of the Administration Agreement and Section 3.7 of the Servicing Agreement and the Administrator to comply with Sections 2.13, 3.1, 3.2 and 3.3 of the Administration Agreement.

Section 3.15

Guarantees, Loans, Advances and Other Liabilities.  The Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.16

Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.17

Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Eligible Lender Trustee, the Indenture Trustee, the Indenture Administrator, the Noteholders, the Currency Swap Counterparty, the Administrator and the Depositor as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account or any other Trust Account except in accordance with this Indenture and the other Basic Documents.

Section 3.18

Notice of Events of Default.  The Issuer shall give the Indenture Trustee, the Indenture Administrator, the Currency Swap Counterparty and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of (i) the Depositor of its obligations under the Sale Agreement, (ii) SLC of its obligations under the Purchase Agreement, (iii) the Servicer of its obligations under the Servicing Agreement, or (iv) the Administrator of its obligations under the Administration Agreement.  In addition, the Issuer shall deliver to the Indenture Trustee, the Indenture Administrator, the Currency Swap Counterparty and each Rating Agency, within five days after the occurrence thereof, written notice in the form of an Officers’ Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 3.19

Further Instruments and Acts.  Upon request of the Indenture Trustee and the Indenture Administrator, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.20

Taxes.  (a)  The Issuer shall file (or cause to be filed) all material federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it, and shall pay all material taxes reflected as due thereon.  There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity’s properties or assets for which there is not an adequate reserve reflected in such entity’s current financial statements.  Issuer is not aware of any judgment or tax lien filings against Issuer.

(b)

The Issuer intends to treat the transactions contemplated by the Sale Agreement as an absolute transfer, and not a pledge, of the Trust Student Loans from the Depositor for financial accounting purposes.  The Issuer and the Depositor intend to treat the assets of the Issuer as assets owned by the Depositor for U.S. federal income tax purposes.

(c)

Each grant of the Trust Student Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Depositor to any federal, state or local government.

Section 3.21

Representations of the Issuer Regarding the Indenture Trustee’s Security Interest.  The Issuer hereby represents and warrants for the benefit of the Indenture Trustee and the Noteholders as follows:

(a)

This Indenture creates a valid and continuing security interest (as defined in the applicable UCC in effect in the State of New York) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)

The Trust Student Loans constitute either “Payment Intangibles” or “Accounts” within the meaning of the applicable UCC and are within the coverage of Sections 432(m)(1)(E) and 439(d)(3) of the Higher Education Act, and the rights to any payments under the Currency Swap Agreement constitute “General Intangibles” within the meaning of the applicable UCC.

(c)

The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person.

(d)

The Issuer has caused or will have caused, within 10 days of the Closing Date, the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(e)

All executed copies of each promissory note that constitute or evidence the Trust Student Loans have been delivered to the Indenture Trustee.

(f)

The Issuer has received a written acknowledgment from the Custodian that such Custodian is holding the promissory notes that constitute or evidence the Trust Student Loans solely on behalf of and for the benefit of the Indenture Trustee.

(g)

Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statements relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

Section 3.22

Covenants of the Issuer Regarding the Indenture Trustee’s Security Interest.  The Issuer hereby covenants for the benefit of the Indenture Trustee and the Noteholders as follows:

(a)

The representations and warranties set forth in Section 3.21 shall survive the termination of this Indenture.

(b)

The Indenture Trustee shall not waive any of the representations and warranties set forth in Section 3.21 above.

The Issuer shall take all steps necessary, and shall cause the Servicer to take all commercially reasonable steps necessary and appropriate, to maintain the perfection and priority of the Indenture Trustee’s security interest in the Trust Student Loans.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1

Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee and the Indenture Administrator hereunder (including, without limitation, the rights of the Indenture Trustee and the Indenture Administrator under Section 6.7 and the obligations of the Indenture Administrator under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)

Either:

(1)

all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Administrator for cancellation; or

(2)

all Notes not theretofore delivered to the Indenture Administrator for cancellation:

(i)

have become due and payable;

(ii)

will become due and payable at their respective Note Final Maturity Date, within one year; or

(iii)

are to be called for redemption within one year under arrangements satisfactory to the Indenture Administrator for the giving of notice of redemption by the Indenture Administrator in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Administrator on behalf of the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Administrator for cancellation when due to the Note Final Maturity Date;

(b)

the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)

the Issuer has delivered to the Indenture Trustee and the Indenture Administrator an Officers’ Certificate of the Issuer, an Opinion of Counsel of the Issuer and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.2

Application of Trust Money.  All moneys deposited with the Indenture Administrator pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes or the Currency Swap Counterparty, as applicable, for the payment or redemption of which such moneys have been deposited with the Indenture Administrator, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Administration Agreement or required by law.

Section 4.3

Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Administrator to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 4.4

Auction of Trust Student Loans.  If the Servicer has not exercised its option to purchase or arrange for the purchase of the Trust Estate as described in Section 6.1(a) of the Administration Agreement on the first Distribution Date after the date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the Indenture Administrator will engage a third-party financial advisor, which may be an Affiliate of the Servicer, an Underwriter of the Notes or the Administrator (the “Third-Party Financial Advisor”) to try to auction any Trust Student Loans remaining in the Trust on the date (the “Trust Auction Date”) that is three Business Days prior to the next Distribution Date.  An auction will be consummated only if the Servicer has waived its option to purchase or arrange for the purchase of the Trust Estate.  The Servicer will be deemed to have waived such option if it fails to notify the Eligible Lender Trustee, the Indenture Trustee and the Indenture Administrator of its exercise thereof in writing prior to the Third-Party Financial Advisor accepting a bid to purchase such Trust Student Loans.  The Servicer and Affiliates of the Servicer may purchase the Trust Student Loans on the Trust Auction Date.  If in connection with any auction of the Trust Student Loans at least two bids are received, the Third-Party Financial Advisor, on behalf of the Indenture Administrator, shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The Third-Party Financial Advisor, on behalf of the Indenture Administrator, shall accept the highest of such remaining bids if it is equal to or in excess of the higher of (A) the Minimum Purchase Amount plus (i) any Carryover Servicing Fees and (ii) all of the fees, expenses and costs incurred by the Indenture Administrator, the Third-Party Financial Advisor and their respective agents in connection with any such auction or (B) the Maximum Purchase Amount.  If at least two bids are not received, or the highest bid after the resolicitation process is completed is not equal to or in excess of such minimum amount, the Third-Party Financial Advisor shall not consummate such sale.  The proceeds of any such sale will be paid at the time set forth in Section 2.6 of the Administration Agreement and applied in the order of priority set forth in Section 5.4(b) of this Indenture.  If the sale is not consummated in accordance with the foregoing, the Third-Party Financial Advisor, on behalf of the Indenture Administrator, shall continue to solicit and re-solicit bids for sale of the Trust Student Loans with respect to future Distribution Dates upon terms similar to those described above, including the Servicer’s waiver of its option to purchase the Trust Estate in accordance with Section 6.1(a) of the Administration Agreement with respect to each such future Distribution Date, until the Third-Party Financial Advisor has received at least one bid that is equal to or in excess of the minimum amount described above.  The Indenture Administrator and the Third-Party Financial Advisor shall be entitled to the reimbursement of all of their and their respective agents’ fees, expenses and costs whether or not such auction sale is consummated from amounts held on deposit in the Collection Account.

ARTICLE V

REMEDIES

Section 5.1

Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)

default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; provided, that so long as any Class A Note is Outstanding, the failure to pay interest on the Class B Notes will not constitute an Event of Default; or

(ii)

default in the payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; or

(iii)

default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing having been incorrect in any material respect as of the time when made, such default or breach having a material adverse effect on the holders of the Notes, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or the Indenture Administrator or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(iv)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)

the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

Section 5.2

Acceleration of Maturity; Rescission and Annulment.  If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 5.4 of this Indenture.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing at least a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)

the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)

all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)

all sums paid or advanced by the Indenture Trustee or the Indenture Administrator hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Indenture Administrator and their agents and counsel; and

(b)

all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.3

Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.  The Issuer covenants that if (i) Default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) Default is made in the payment of the principal of any Note when the same becomes due and payable at the related Note Final Maturity Date, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.7 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Indenture Administrator and their agents and counsel.

(a)

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(b)

If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Currency Swap Counterparty by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(c)

In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other, comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)

to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and the Indenture Administrator and each predecessor Indenture Trustee and Indenture Administrator, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and the Indenture Administrator and each predecessor Indenture Trustee and Indenture Administrator, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)

unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders (and, if applicable, the Currency Swap Counterparty) in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)

to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Currency Swap Counterparty and the Indenture Trustee on their behalf; and

(iv)

to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Noteholders, the Currency Swap Counterparty or the Indenture Trustee allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and the Currency Swap Counterparty to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders and the Currency Swap Counterparty, to pay to the Indenture Trustee and the Indenture Administrator such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee and the Indenture Administrator, each predecessor Indenture Trustee and Indenture Administrator and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and the Indenture Administrator and each predecessor Indenture Trustee and Indenture Administrator except as a result of negligence or bad faith.

(d)

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)

All rights of action for asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders and, after the Notes have been paid in full, and subject to the provisions of Section 11.20, the Currency Swap Counterparty.

(f)

In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder and the Currency Swap Counterparty a party to any such Proceedings.

Section 5.4

Remedies; Priorities.  If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

(a)

(i)

institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)

institute Proceedings from time to time for the complete or partial foreclosure of this Indenture, with respect to the Indenture Trust Estate;

(iii)

exercise any remedies of a secured party under the UCC with respect to the Trust Estate and take any other appropriate action to protect and enforce the rights and remedies of the Noteholders, the Currency Swap Counterparty and the Indenture Trustee;

(iv)

sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and/or

(v)

elect to have the Eligible Lender Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or 5.1(ii), unless (A) the Noteholders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of the Notes.  The Indenture Trustee shall be reimbursed from amounts held in the Collection Account for any amounts paid by the Indenture Trustee to such Independent investment banking firm in respect of such Independent investment banking firm’s expenses.

(b)

Notwithstanding the provisions of Section 8.2, following the occurrence and during the continuation of an Event of Default specified in Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) which has resulted in an acceleration of the Notes, if the Indenture Trustee collects any money or property, it shall pay out the money or property (and other amounts including amounts, if any, held on deposit in each of the Trust Accounts) held as Collateral for the benefit of the Noteholders and the Currency Swap Counterparty, net of liquidation costs associated with the sale of the assets of the Trust, in the following order:

first, to the Administrator for amounts due under the Administration Agreement, to the Indenture Trustee and the Indenture Administrator for amounts due under Section 6.7, to the Paying Agent and London Paying Agent for all amounts owed to it under the Basic Documents, to the Owner Trustee for all amounts due to it under the Trust Agreement and to the Eligible Lender Trustee for all amounts due to it under the Basic Documents (in each case, to the extent not paid by the Administrator or the Depositor);

second, to the Servicer for any due and unpaid Primary Servicing Fees;

third, pro rata, based on (i) the sum of (A) the aggregate Outstanding Amount of the Class A Notes (other than the Class A-4B Notes) and (B) the U.S. Dollar equivalent of the aggregate Outstanding Amount of the Class A-4B Notes, and (ii) the amount of any Swap Termination Payment due and payable by the Trust to the Currency Swap Counterparty under priority third, clause (ii) below,

(i) to the Class A Noteholders (other than the Class A-4B Noteholders) and to the Currency Swap Counterparty (in exchange for the amount of interest due on the Class A-4B Notes), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as the Class A Noteholders’ Interest Distribution Amount;

(ii) to the Currency Swap Counterparty, the amount of any Swap Termination Payment due to the Currency Swap Counterparty due to an Event of Default under the Currency Swap Agreement resulting from an Event of Default or Termination Event (each as defined in the Currency Swap Agreement) with respect to which the Trust is the Defaulting Party or Affected Party (each as defined in the Currency Swap Agreement), as the case may be; provided, that if any amounts allocable to the Class A Notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such Distribution Date, such amounts will be applied to pay the portion, if any, of any Swap Termination Payment referred to in this priority third, clause (ii) remaining unpaid;

fourth, pro rata, based on the aggregate Outstanding Amount of the Class A Notes (other than the Class A-4B Notes) and the U.S. Dollar equivalent of the Outstanding Amount of the Class A-4B Notes,

(i) to the Class A Noteholders (other than the Class A-4B Noteholders) ratably, an amount sufficient to reduce the respective Outstanding Amount (or U.S. Dollar Notional Principal Amount, if applicable) of each such class of Class A Notes to zero;

(ii) to the Currency Swap Counterparty (for payments to the Class A-4B Noteholders), an amount sufficient to reduce the U.S. Dollar Notional Principal Amount of the Class A-4B Notes to zero;

fifth, to the Class B Noteholders, for amounts due and unpaid on the Class B Notes for interest;

sixth, to the Class B Noteholders, for amounts due and unpaid on the Class B Notes for principal;

seventh, to the Servicer, for any unpaid Carryover Servicing Fee;

eighth, to the Currency Swap Counterparty, the amount of any Swap Termination Payment due to the Currency Swap Counterparty under the Currency Swap Agreement and not paid pursuant to priority third, clause (ii) above; and

ninth, to the extent not applied to make an upfront or other payment to an interest rate derivative counterparty pursuant to Section 2.1(ff) of the Administration Agreement, to the holder of the Trust Certificate, any remaining funds.

Amounts that shall be paid to the Currency Swap Counterparty pursuant to priority third, clause (i) and priority fourth, clause (ii) above will be determined on the third Business Day preceding each Distribution Date and will be paid by the Trust to the Currency Swap Counterparty on the second Business Day preceding each Distribution Date.

Notwithstanding the foregoing, if the Currency Swap Agreement terminates, amounts that would have otherwise been paid to the Currency Swap Counterparty under the Currency Swap Agreement shall be used to make payments to the Class A-4B Noteholders in an amount in Euros equal to the payment that would have been made by such Currency Swap Counterparty to the Trust.  If this occurs, the Administrator, on behalf of the Trust, shall exchange, or shall instruct the Indenture Trustee to exchange, U.S. Dollars for Euros, at then-current market rates, in order to make distributions of principal and interest to the Class A-4B Noteholders.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 5.5

Optional Preservation of the Trust Student Loans.  If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate.  In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

Section 5.6

Limitation of Suits.  No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)

such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)

the Noteholders of at least 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)

such Noteholder or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)

the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

(v)

no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of at least a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee shall act at the direction of the group representing a greater percentage of the Outstanding Amount of the Notes, or if both groups are equal, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.7

Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on its Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.8

Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9

Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Currency Swap Counterparty or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10

Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee, the Currency Swap Counterparty or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee, the Currency Swap Counterparty or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Currency Swap Counterparty or by the Noteholders, as the case may be.

Section 5.11

Control by Noteholders.  The Noteholders of at least a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(i)

such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)

subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Noteholders of not less than 100% of the Outstanding Amount of the Notes;

(iii)

if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

(iv)

the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12

Waiver of Past Defaults.  Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.2, the Noteholders of at least a majority of the Outstanding Amount of the Notes may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.13

Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14

Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15

Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

Section 5.16

Performance and Enforcement of Certain Obligations.  (a)  Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, SLC, the Administrator and the Servicer, as applicable, of each of their respective obligations to the Issuer, whether directly or by assignment, under or in connection with a Basic Document, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with a Basic Document, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, SLC, the Administrator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, SLC, the Administrator or the Servicer of each of their obligations under the Basic Documents.

(b)

If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction of the Noteholders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, SLC, the Administrator or the Servicer under or in connection with a Basic Document, including the right or power to take any action to compel or secure performance or observance by the Depositor, SLC, the Administrator or the Servicer of each of their obligations to the Issuer thereunder, whether directly or by assignment, and to give any consent, request, notice, direction, approval, extension or waiver under a Basic Document, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1

Duties of Indenture Trustee.  (a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Default, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(c)

The Indenture Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Administrator.

(d)

In the absence of bad faith on its part, the Indenture Trustee and the Indenture Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to them and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee and the Indenture Administrator, as the case may be, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(e)

Neither the Indenture Trustee nor the Indenture Administrator may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph (e) does not limit the effect of paragraph (b) or (d) of this Section;

(ii)

neither the Indenture Trustee nor the Indenture Administrator shall be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee or the Indenture Administrator, as the case may be, was negligent in ascertaining the pertinent facts; and

(iii)

neither the Indenture Trustee nor the Indenture Administrator shall be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with a direction of the Noteholders received by it pursuant to this Indenture.

(f)

Neither the Indenture Trustee nor the Indenture Administrator shall be liable for interest on any money received by it except as the Indenture Trustee or the Indenture Administrator, as the case may be, may agree in writing with the Issuer.

(g)

Money held in trust by the Indenture Trustee or the Indenture Administrator need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Basic Documents.

(h)

No provision of this Indenture shall require the Indenture Trustee or the Indenture Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity reasonably satisfactory to it against any loss, liability or expense is not reasonably assured to it.

(i)

Except as expressly provided in the Basic Documents, neither the Indenture Trustee nor the Indenture Administrator shall have any obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

(j)

The rights and protections afforded to the Indenture Trustee and the Indenture Administrator pursuant to this Indenture shall also be afforded to any entity serving as Paying Agent or Note Registrar.

(k)

Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(l)

For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Issuer, on or before March 1 of each calendar year, commencing in 2009, the Indenture Administrator shall deliver to the Issuer and the Administrator a report (in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer) regarding the Indenture Administrator’s assessment of compliance with the Applicable Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Indenture Administrator and shall address the Applicable Servicing Criteria specified on a certification substantially in the form of Exhibit C attached hereto, incorporating any such changes as may be agreed to by the Depositor.

Section 6.2

Rights of Indenture Trustee and Indenture Administrator.  (a)  The Indenture Trustee and the Indenture Administrator may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  Neither the Indenture Trustee nor the Indenture Administrator need investigate any fact or matter stated in such document.

(b)

Before the Indenture Trustee or the Indenture Administrator acts or refrains from acting, it may require and shall be entitled to receive an Officers’ Certificate of the Issuer and/or an Opinion of Counsel.  Neither the Indenture Trustee nor the Indenture Administrator shall be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)

The Indenture Trustee and the Indenture Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and neither the Indenture Trustee nor the Indenture Administrator shall be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)

Neither the Indenture Trustee nor the Indenture Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s or the Indenture Administrator’s, as the case may be, conduct does not constitute willful misconduct, negligence or bad faith.

(e)

The Indenture Trustee and the Indenture Administrator may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)

Neither the Indenture Trustee nor the Indenture Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered security or indemnity reasonably satisfactory to the Indenture Trustee or the Indenture Administrator, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)

Neither the Indenture Trustee nor the Indenture Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee or the Indenture Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee or the Indenture Administrator, as applicable, not assured to it by the security afforded to it by the terms of this Indenture, the Indenture Trustee or the Indenture Administrator, as applicable, may require indemnity satisfactory to the Indenture Trustee or the Indenture Administrator, as applicable, against such cost, expense or liability as a condition to taking any such action.

(h)

The right of the Indenture Trustee or the Indenture Administrator to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither Indenture Trustee nor the Indenture Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

(i)

Neither the Indenture Trustee nor the Indenture Administrator shall be required to give any bond or surety in respect of the execution of the Trust Accounts created hereby or in the Administration Agreement or the powers granted hereunder or thereunder.

Section 6.3

Individual Rights of Indenture Trustee and Indenture Administrator.  The Indenture Trustee and the Indenture Administrator in their respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or Indenture Administrator.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.12 and 6.13.

Section 6.4

Disclaimer.  Neither the Indenture Trustee nor the Indenture Administrator shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Administrator’s certificate of authentication.

Section 6.5

Notice of Defaults.  If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee and the Indenture Administrator, the Indenture Trustee shall mail notice of the Default to each Noteholder and the Currency Swap Counterparty within 90 days and to each Rating Agency as soon as practicable within 30 days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Noteholders and the Currency Swap Counterparty.  Except as provided in the first sentence of this Section 6.5, in no event shall the Indenture Trustee or the Indenture Administrator be deemed to have knowledge of a Default or an Event of Default.

Section 6.6

Reports by Indenture Administrator to Noteholders.  The Indenture Administrator shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) upon written request such information as may be required to enable such holder to prepare its Federal and state income tax returns.  Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Indenture Trustee shall mail to each Noteholder a brief report, prepared by the Indenture Administrator, as of such December 31 that complies with TIA § 313(a) if required by said section.  The Indenture Trustee shall also comply with TIA § 313(b).  A copy of each such report required pursuant to TIA § 313(a) or (b) shall, at the time of such transaction to Noteholders, be filed by the Indenture Administrator on behalf of the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

Section 6.7

Compensation and Indemnity.  The Issuer shall cause the Depositor to pay to the Indenture Trustee, the Indenture Administrator and the London Paying Agent reasonable compensation for their respective services in accordance with separate agreements between the Depositor and each of the Indenture Trustee, the Indenture Administrator and the London Paying Agent, and shall cause the Depositor to reimburse the Indenture Trustee, the Indenture Administrator and the London Paying Agent for all reasonable out-of-pocket expenses incurred or made by it as and if provided in such separate agreement.  The Indenture Trustee’s, the Indenture Administrator’s and the London Paying Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer (individually or in such capacities) shall cause the Administrator to indemnify the Indenture Trustee, the Indenture Administrator and their respective directors, officers, employees and agents against any and all loss, liability, claim or expense (including, without limitation, costs and expenses of litigation and of investigation counsel fees, damages, judgments and amounts paid in settlement) incurred by it (individually or in such capacities) in connection with the administration of this trust and the performance of its duties hereunder and under the other Basic Documents.  The Indenture Trustee and the Indenture Administrator (individually or in such capacities) shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee or the Indenture Administrator, as the case may be, to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents.  The Indenture Trustee and the Indenture Administrator shall be entitled to separate counsel acceptable to them in their sole discretion the reasonable fees and expenses of which shall be paid by the Administrator on behalf of the Issuer.  Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee and the Indenture Administrator through the Indenture Trustee’s or the Indenture Administrator’s, as the case may be, own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee, the Indenture Administrator and the London Paying Agent (individually or in such capacities) pursuant to this Section shall survive the discharge of this Indenture.  When the Indenture Trustee, the Indenture Administrator and the London Paying Agent incur expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

Section 6.8

Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8.  The Indenture Trustee may resign at any time by so notifying the Issuer and each Rating Agency.  The Noteholders of at least a majority of the Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and each Rating Agency and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee (and provide notice to each Rating Agency) if:

(i)

the Indenture Trustee fails to comply with Section 6.12;

(ii)

an Insolvency Event occurs with respect to the Indenture Trustee;

(iii)

a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)

the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and each Rating Agency.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of at least a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.  The successor Indenture Trustee shall give notice of its appointment as successor Indenture Trustee to each Rating Agency.

If the Indenture Trustee fails to comply with Section 6.12, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.9

Replacement of Indenture Administrator.  No resignation or removal of the Indenture Administrator and no appointment of a successor Indenture Administrator shall become effective until the acceptance of appointment by the successor Indenture Administrator pursuant to this Section 6.9.  The Indenture Administrator may resign at any time by so notifying the Issuer and each Rating Agency.  The Noteholders of at least a majority of the Outstanding Amount of the Notes may remove the Indenture Administrator by so notifying the Indenture Administrator and each Rating Agency and may appoint a successor Indenture Administrator.  The Issuer shall remove the Indenture Administrator if:

(i)

an Insolvency Event occurs with respect to the Indenture Administrator;

(ii)

a receiver or other public officer takes charge of the Indenture Administrator or its property; or

(iii)

the Indenture Administrator otherwise becomes incapable of acting.

If the Indenture Administrator resigns or is removed or if a vacancy exists in the office of Indenture Administrator for any reason (the Indenture Administrator in such event being referred to herein as the retiring Indenture Administrator), the Issuer shall promptly appoint a successor Indenture Administrator.

A successor Indenture Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Administrator and to the Issuer and each Rating Agency.  Thereupon the resignation or removal of the retiring Indenture Administrator shall become effective, and the successor Indenture Administrator shall have all the rights, powers and duties of the Indenture Administrator under this Indenture.  The successor Indenture Administrator shall mail a notice of its succession to Noteholders.  The retiring Indenture Administrator shall promptly transfer all property held by it as Indenture Administrator to the successor Indenture Administrator.

If a successor Indenture Administrator does not take office within 60 days after the retiring Indenture Administrator resigns or is removed, the retiring Indenture Administrator, the Issuer or the Noteholders of at least a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Administrator.  The successor Indenture Administrator shall give notice of its appointment as successor Indenture Administrator to each Rating Agency.

Notwithstanding the replacement of the Indenture Administrator pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Administrator.

Section 6.10

Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.12.  The Indenture Trustee shall provide written notice of any such transaction to the Rating Agencies.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.11

Appointment of Co-Trustee or Separate Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No such appointment shall relieve the Indenture Trustee of its obligations hereunder.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.12 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

(b)

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)

Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.12

Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term senior unsecured debt rating of not less than investment grade by each of the Rating Agencies.  The Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 6.13

Preferential Collection of Claims Against the Issuer.  The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1

Issuer to Furnish Indenture Administrator and Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Administrator and the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee and the Indenture Administrator may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee or the Indenture Administrator may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that no such list shall be required to be furnished if the Indenture Trustee or the Indenture Administrator is the Note Registrar.

Section 7.2

Preservation of Information; Communications to Noteholders.  The Indenture Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Administrator as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Administrator in its capacity as Note Registrar.  The Indenture Administrator may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(a)

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.  Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more holders of Notes evidencing at least 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA § 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

(b)

The Issuer, the Indenture Trustee, the Indenture Administrator and the Note Registrar shall have the protection of TIA § 312(c).

(c)

On each Distribution Date the Indenture Administrator shall provide to each Noteholder of record as of the related Record Date the information provided by the Administrator to the Indenture Administrator on the related Determination Date pursuant to Section 2.13 of the Administration Agreement.

(d)

The Indenture Administrator shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents.  The Indenture Administrator shall furnish to the Noteholders promptly upon receipt thereof from the Owner Trustee notice of any amendment of the Administration Agreement pursuant to Section 8.5 of the Administration Agreement.

Section 7.3

Reports by Issuer.  (a)  The Issuer shall:

(i)

file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)

file with the Indenture Trustee and file with the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)

supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b)

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1

Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee and the Indenture Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee and the Indenture Administrator shall apply all such money received by it on behalf of Noteholders, the Currency Swap Counterparty or the Trust pursuant to the Administration Agreement as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee and the Indenture Administrator may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.2

Trust Accounts.  (a)  On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain at the Indenture Administrator, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Currency Swap Counterparty, the holder of the Trust Certificate and the Trust, the Trust Accounts as provided in Section 2.3 of the Administration Agreement.

(b)

All Available Funds and amounts set forth in paragraph (a)(2) of the definition of Available Funds with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 2.4 of the Administration Agreement.  On or before each Distribution Date and Monthly Servicing Payment Date that is not a Distribution Date, the Indenture Administrator (or any other Paying Agent) shall make the required deposits and distributions as provided in Sections 2.7, 2.8, 2.9 and 2.10 of the Administration Agreement.

(c)

From time to time, the Issuer shall direct the Indenture Administrator to open any accounts the Administrator deems necessary to administer any interest rate derivative agreements described in Section 2.1(ff) of the Administration Agreement.

Section 8.3

General Provisions Regarding Accounts.  (a)  So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts (other than the Euro Account) shall be invested in Eligible Investments and reinvested by the Indenture Administrator pursuant to written instructions by the Administrator in accordance with and subject to the provisions of Section 2.3(b) of the Administration Agreement.  All income or other gain from investments of moneys deposited in the Trust Accounts (other than the Euro Account and the Currency Swap Collateral Account)  shall be deposited by the Indenture Administrator, pursuant to written instructions from the Administrator, into the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account.  All income or other gain from investments of moneys deposited in the Currency Swap Agreement Collateral Account shall be distributed by the Indenture Administrator as described in Section 3.1A.  The Issuer shall not and the Administrator will not direct the Indenture Administrator to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Administrator to make any such investment or sale, if requested by the Indenture Administrator, the Issuer shall deliver to the Indenture Trustee and the Indenture Administrator an Opinion of Counsel of the Issuer, acceptable to the Indenture Administrator, to such effect.

(b)

Subject to Section 6.1(e), the Indenture Trustee and the Indenture Administrator shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s or the Indenture Administrator’s failure to make payments on such Eligible Investments issued by the Indenture Trustee or the Indenture Administrator, as the case may be, in its commercial capacity as principal obligor and not as trustee or indenture administrator, in accordance with their terms.

(c)

If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee or the Indenture Administrator, as applicable, by 10:00 a.m.  Eastern Time (or such other time as may be agreed by the Issuer and the Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, and amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Trustee or the Indenture Administrator, as applicable, shall invest and reinvest funds in the Trust Accounts (other than the Euro Account) in the Eligible Investments described in clause (d) of the definition thereof.

Section 8.4

Release of Indenture Trust Estate.  (a)  Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)

The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee and the Indenture Administrator pursuant to Section 6.7 have been paid, and all sums due the Currency Swap Counterparty pursuant to the Currency Swap Agreement have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officers’ Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

(c)

Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Trust Student Loan to be sold (i) to the Depositor in accordance with Section 6 of the Sale Agreement, (ii) to the Servicer in accordance with Section 3.5 of the Servicing Agreement, (iii) to SLC in accordance with Section 3.11F of the Servicing Agreement, (iv) to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan or (v) to SLC in accordance with Section 6 of the Purchase Agreement, and each Noteholder, by the acceptance of a Note, consents to any such release.

Section 8.5

Opinion of Counsel.  The Indenture Trustee and the Indenture Administrator shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(c), as a condition to such action, an Opinion of Counsel of the Issuer stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Currency Swap Counterparty in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1

Supplemental Indentures without Consent of Noteholders. (a)  Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuer, the Indenture Trustee and the Indenture Administrator, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Indenture Administrator, for any of the following purposes:

(i)

to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)

to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)

to add to the covenants of the Issuer, for the benefit of the Noteholders or the Currency Swap Counterparty, or to surrender any right or power herein conferred upon the Issuer;

(iv)

to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(v)

to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially adversely affect the interests of the Noteholders or the Currency Swap Counterparty;

(vi)

to evidence and provide for the acceptance of the appointment hereunder of a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii)

to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, that such supplemental indenture shall not result in or cause a significant change to the permissible activities of the Trust.

Each of the Indenture Trustee and the Indenture Administrator is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)

The Issuer, the Indenture Trustee and the Indenture Administrator, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies and the Currency Swap Counterparty, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders or the Currency Swap Counterparty under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Currency Swap Counterparty; and provided, further, that such indenture or supplemental indenture shall not result in or cause a significant change to the permissible activities of the Trust.

Section 9.2

Supplemental Indentures with Consent of Noteholders.  The Issuer, the Indenture Trustee and the Indenture Administrator, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and the Currency Swap Counterparty and with the consent of the Noteholders of at least a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(i)

change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)

reduce the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)

modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)

reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4;

(v)

modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(vi)

modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(vii)

permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of this Indenture;

provided, however, that (1) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Currency Swap Counterparty or (2) the Currency Swap Counterparty shall have consented in writing to such action.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Indenture Trustee and the Indenture Administrator of any supplemental indenture pursuant to this Section, the Indenture Administrator shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.3

Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee and the Indenture Administrator shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee and the Indenture Administrator may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Indenture Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.  The London Paying Agent shall not, without its consent, become bound by the terms of any supplemental indenture that materially adversely affects the London Paying Agent’s rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.4

Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Currency Swap Counterparty and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.5

Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.6

Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Administrator or the Indenture Trustee shall, bear a notation in form approved by the Indenture Administrator as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Administrator and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Administrator in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

Section 10.1

Redemption.  The Indenture Administrator shall, upon receipt of written notice from the Servicer pursuant to Section 6.1(b) of the Administration Agreement, give prompt written notice to the Noteholders of the occurrence of such event.  In the event that the assets of the Trust are sold pursuant to Section 6.1(a) of the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts to be distributed to the Noteholders shall be paid to the Noteholders as provided in Sections 2.7 and 2.8 of the Administration Agreement.  If amounts are to be paid to Noteholders pursuant to this Section 10.1, the notice of such event from the Indenture Administrator to the Noteholders shall include notice of the redemption of Notes by application of such amounts on the next Distribution Date which is not sooner than 15 days after the date of such notice (the “Redemption Date”), whereupon all such amounts shall be payable on the Redemption Date.

Section 10.2

Form of Redemption Notice.  Notice of redemption under Section 10.1 shall be given by the Indenture Administrator by first-class mail, postage prepaid, or by facsimile, mailed or transmitted on or prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(i)

the Redemption Date;

(ii)

the Redemption Price; and

(iii)

the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

Notice of redemption of the Notes shall be given by the Indenture Administrator in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.3

Notes Payable on Redemption Date.  The Notes or portions thereof to be redeemed shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1

Compliance Certificates and Opinions, etc.  (a)  Upon any application or request by the Issuer to the Indenture Trustee or the Indenture Administrator to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee, the Indenture Administrator and the Rating Agencies (x) an Officers’ Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (y) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (z) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include:

(i)

a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)

a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)

a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)

(i)

Prior to the deposit of any Collateral or other property or securities with the Indenture Administrator that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee, the Indenture Administrator and the Rating Agencies an Officers’ Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)

Whenever the Issuer is required to furnish to the Indenture Trustee, the Indenture Administrator and the Rating Agencies an Officers’ Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee and the Indenture Administrator an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers’ Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii)

Other than any property released as contemplated by clause (v) below, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Indenture Administrator an Officers’ Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)

Whenever the Issuer is required to furnish to the Indenture Trustee or the Indenture Administrator an Officers’ Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee and the Indenture Administrator an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers’ Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v)

Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Trust Student Loans as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Depositor, the Servicer or another eligible lender those specified Trust Student Loans as and to the extent permitted or required by and in accordance with Section 8.4(c) hereof and Section 6 of the Sale Agreement, Section 3.5 of the Servicing Agreement, Section 3.12E of the Servicing Agreement or Section 3.12F of the Servicing Agreement, respectively.

Section 11.2

Form of Documents Delivered to Indenture Trustee or Indenture Administrator.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters, and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee or the Indenture Administrator, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s or the Indenture Administrator’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.3

Acts of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)

The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)

The ownership of Notes shall be proved by the Note Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.4

Notices, etc., to Indenture Trustee, Indenture Administrator, Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(a)

The Indenture Trustee by any Noteholder, the Servicer, the Administrator or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office.

(b)

The Indenture Administrator by any Noteholder, the Servicer, the Administrator, the Indenture Trustee or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Administrator addressed to:  Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Structured Finance Agency and Trust – SLC Student Loan Trust 2008-1.

(c)

The Issuer by the Indenture Trustee, the Indenture Administrator or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to:  SLC Student Loan Trust 2008-1, in care of Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:  Corporate Trust Administration; and the Administrator, The Student Loan Corporation, 750 Washington Boulevard, 9th Floor, Stamford, Connecticut 06901, Attention:  General Counsel, or any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Administrator.

Notices required to be given to the Rating Agencies by the Issuer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address: ABS Monitoring Department, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, (ii) in the case of S&P, at the following address: 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, 42nd Floor, and (iii) in the case of Fitch, at the following address:  One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, or email to abs.surveillance@fitchratings.com; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Notices to the Currency Swap Counterparty shall be sent to the address set forth in Part 4(a) of the Currency Swap Agreement, or such other addresses as may be designated by written notice to the parties to this Indenture.

Section 11.5

Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

Section 11.6

Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee, the Indenture Administrator or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee and the Indenture Administrator a copy of each such agreement and the Indenture Trustee and the Indenture Administrator will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.7

Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.8

Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.9

Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successor and assigns, whether so expressed or not.  All agreements of the Indenture Trustee and the Indenture Administrator in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee and the Indenture Administrator, respectively.

Section 11.10

Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11

Benefits of Indenture.  (a) Except as set forth in paragraph (b) below, nothing in this Indenture or in the Notes, express or implied shall give to any person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

(b)

The parties to this Indenture acknowledge and agree that the Currency Swap Counterparty is an intended third party beneficiary of this Indenture to the extent of its rights hereunder and under the Currency Swap Agreement entered into by the Issuer from time to time and shall be entitled to enforce such rights.

Section 11.12

Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13

Governing Law.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.14

Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.15

Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.16

Trust Obligations.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Indenture Administrator or the Owner Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Indenture Administrator or the Owner Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.17

No Petition.  The Indenture Trustee and the Indenture Administrator, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.  The foregoing shall not limit the rights of the Indenture Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee.

Section 11.18

Inspection.  The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Indenture Administrator, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee or the Indenture Administrator shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.19

Indenture Administrator as Agent of Indenture Trustee.  The parties hereto hereby acknowledge that the Indenture Administrator is acting solely as an agent of the Indenture Trustee hereunder and shall have no liability or obligation to the Noteholders whatsoever in connection with the performance by it of its obligations hereunder.

Section 11.20

Subordination.  All rights and interest of the Currency Swap Counterparty in the security interest granted to the Indenture Trustee under this Indenture shall be fully subordinated to the interests of the Noteholders.  The Currency Swap Counterparty shall not have any rights, implied or otherwise, in the Collateral until after the Outstanding Amount of the Notes has been reduced to zero and the Noteholders have been paid all amounts owed to them under this Indenture.  Notwithstanding the foregoing, the provisions of this Section 11.20 shall not modify or otherwise affect the contractual priority of payments set forth in Section 5.4(b) hereof or Section 2.8 of the Administration Agreement.  More specifically, the Currency Swap Counterparty shall not have any voting rights (other than in connection with the right of the Currency Swap Counterparty to consent to certain amendments pursuant to Section 9.2) or rights to exercise any remedies under this Indenture until after the Outstanding Amount of the Notes has been reduced to zero and the Noteholders have been paid all amounts owed to them under this Indenture.  After the Outstanding Amount of the Notes has been reduced to zero and the Noteholders have been paid all amounts owed to them under this Indenture, the Currency Swap Counterparty shall have all of the rights and obligations, including all voting rights, of the Noteholders set forth in this Indenture.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.1

Intent of the Parties; Reasonableness.  The Issuer, the Eligible Lender Trustee and the Indenture Administrator acknowledge and agree that the purpose of this Article XII is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

The Issuer, shall not exercise its right to request delivery of information or other performance under these provisions other than to comply with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretative guidance by the Commission or its staff, consensus among active participants in the asset-backed securities markets, or otherwise, and agrees to comply with requests made by the Administrator, on behalf of the Issuer, in good faith, for the delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Indenture Administrator shall cooperate fully with the Administrator, on behalf of the Issuer, to deliver to the Administrator, on behalf of the Issuer (including any of its assignees or designees), any and all statements, attestations, and any other information that is in the possession of the Indenture Administrator and necessary in the good faith determination of the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Administrator reasonably believed by the Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Indenture Administrator have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

SLC STUDENT LOAN TRUST 2008-1

By:  WILMINGTON TRUST COMPANY,

not in its individual capacity but solely as Owner Trustee

By:

 /s/ Erik E. Overcash

Name: Erik E. Overcash

Title: Financial Services Officer

CITIBANK, N.A.,

not in its individual capacity but solely as Eligible Lender Trustee

By:

/s/ Valerie Delgado

Name: Valerie Delgado

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Indenture Trustee

By:

/s/ Brian H. Lewis

Name: Brian H. Lewis

Title: Trust Officer

CITIBANK, N.A.,

not in its individual capacity but solely as Indenture Administrator

By: /s/ Valerie Delgado

Name: Valerie Delgado

Title: Vice President

APPENDIX A

DEFINITIONS AND USAGE
SLC Student Loan Trust 2008-1

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this “Appendix”):

(a)

All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)

As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)

The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)

Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Definitions

“Accrual Period” means, with respect to a Distribution Date, the period from and including the immediately preceding Distribution Date to, but excluding, the then-current Distribution Date, or in the case of the initial such period, the period from and including the Closing Date to, but excluding, the first Distribution Date.

“Act” means the Securities Act of 1933, as amended.

“Actual/360” means that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

“Adjusted Pool Balance” means, for any Distribution Date, (i) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance, the amount on deposit in the Capitalized Interest Account (after any distributions from that account) and the Specified Reserve Account Balance for such Distribution Date, or (ii) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, the sum of such Pool Balance and the amount on deposit in the Capitalized Interest Account (after any distributions from that account).

“Administration Agreement” means the Administration Agreement, dated as of March 28, 2008, among the Administrator, the Depositor, the Servicer and the Trust.

“Administration Fees” has the meaning specified in Section 2.16 of the Administration Agreement.

“Administrator” means SLC, in its capacity as administrator of the Trust in accordance with the Administration Agreement.

“Administrator Default” has the meaning specified in Section 5.1 of the Administration Agreement.

“Administrator’s Certificate” means an Officers’ Certificate of the Administrator delivered pursuant to Section 3.1(c) of the Administration Agreement.

“Administrator’s Officers’ Certificate” means an Officers’ Certificate of the Administrator delivered pursuant to Section 3.1(b) of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Authorized Officer” means (i) with respect to the Trust, the Administrator, (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, as to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to that Distribution Date or the related Collection Period or, in the case of a Monthly Servicing Payment Date, the applicable portion of these amounts:

(a)

all collections on the Trust Student Loans received by the Servicer on the Trust Student Loans, including any Guarantee Payments received on the Trust Student Loans, but net of:

(1)

any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements; and

(2)

amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable Trust Student Loan, on the Trust Student Loans for that Collection Period, including special allowance payment rebates and consolidation loan rebate fees, if any;

(b)

any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans received during that Collection Period;

(c)

[Reserved];

(d)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by the Depositor or purchased by the Servicer or for Trust Student Loans sold to another eligible lender pursuant to Sections 3.12E  or Section 3.12F of the Servicing Agreement;

(e)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by SLC;

(f)

the aggregate amounts, if any, received from any of SLC, the Depositor or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively;

(g)

amounts received by the Trust pursuant to Sections 3.1 and 3.13 of the Servicing Agreement during that Collection Period as to yield or principal adjustments;

(h)

any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date;

(i)

Investment Earnings for that Distribution Date earned on amounts on deposit in each Trust Account (other than the Euro Account);

(j)

amounts received by the Trust from SLC in respect of borrower incentive programs;

(k)

on the June 2008 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $32,000,000 that are transferred into the Collection Account on that Distribution Date;

(l)

on the December 2008 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $24,000,000 that are transferred into the Collection Account on that Distribution Date;

(m)

on the June 2009 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $19,000,000 that are transferred into the Collection Account on that Distribution Date;

(n)

on the December 2009 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $14,000,000 that are transferred into the Collection Account on that Distribution Date;

(o)

on the June 2010 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $10,000,000 that are transferred into the Collection Account on that Distribution Date;

(p)

on the December 2010 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $8,000,000 that are transferred into the Collection Account on that Distribution Date;

(q)

on the June 2011 Distribution Date, any amounts then on deposit in the Capitalized Interest Account in excess of $4,000,000 that are transferred into the Collection Account on that Distribution Date;

(r)

on the June 2012 Distribution Date, any amounts then on deposit in the Capitalized Interest Account that are transferred into the Collection Account on that Distribution Date;

(s)

amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance on that Distribution Date; and

(t)

as to the first Distribution Date, the Collection Account Initial Deposit.

provided, that if on any Distribution Date there would not be sufficient funds, after application of Available Funds and application of amounts available from the Capitalized Interest Account and the Reserve Account, to pay any of the items specified in clauses (a) through (c) of Section 2.8 of the Administration Agreement (or, if a Class B Interest Subordination Condition is in effect, only clauses (a) and (b) thereof from the Capitalized Interest Account and the Reserve Account) as set forth in Section 2.9 and 2.10 of the Administration Agreement, relating to such distributions, then Available Funds for that Distribution Date will include, in addition to Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and Available Funds for the succeeding Distribution Date will be adjusted accordingly.

“Basic Documents” means the Trust Agreement, the Indenture, the Servicing Agreement, the Subservicing Agreement, the Administration Agreement, the Sub-Administration Agreement, the Sale Agreement, the Purchase Agreement, the Guarantee Agreements, the Depository Agreement, the Custody Agreement, the Currency Swap Agreement and other documents and certificates delivered in connection with any such documents.

“Benefit Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

“Bill of Sale” has the meaning specified in either the Purchase Agreement or the Sale Agreement, as applicable.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means (i) with respect to calculating LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business, (ii) with respect to calculating EURIBOR of a specified maturity, any day on which the TARGET System, and banks in New York, New York and London, England, are open for the transaction of international business and making payments in Euros in respect of the Class A-4B Notes, and (iii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section 2.3(a)(iii) of the Administration Agreement.

“Capitalized Interest Account Initial Deposit” means $40,000,000.

“Carryover Servicing Fee” means the sum of (a) the amount of certain increases in the costs incurred by the Servicer which are agreed to pursuant to Section 3.8 of the Servicing Agreement, (b) the amount of specified conversion, transfer and removal fees, and (c) any amounts described in clauses (a) and (b) above that remain unpaid from prior Distribution Dates, plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Accrual Period equal to Three-Month LIBOR.

“Class A Note” means the Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4A Note or Class A-4B Note.

“Class A Note Interest Shortfall” means, for any Distribution Date, the excess of (i) the Class A Noteholders’ Interest Distribution Amount on the preceding Distribution Date, over (ii) the amount of interest actually distributed with respect to each Class A Note (in the case of the Class A Notes other than the Class A-4B Notes) or paid to the Currency Swap Counterparty for interest (in the case of the Class A-4B Notes) for payment to the Class A-4B Noteholders on that preceding Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the weighted average interest rate applicable for the Class A Notes from that preceding Distribution Date to the current Distribution Date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of:  (1) the amount of interest accrued (or, in the case of the Class A-4B Notes, the amount payable by the Trust to the Currency Swap Counterparty with respect to interest on the U.S. Dollar notional amount of the Currency Swap Agreement) at the weighted average of the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4A Rate and the Class A-4B Rate for the related Accrual Period on the Outstanding Amount of the Class A Notes on the immediately preceding Distribution Date(s) (or, in the case of the first Distribution Date, the Closing Date) after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date, and (2) the Class A Note Interest Shortfall for that Distribution Date.

“Class A-1 Maturity Date” means the September 2013 Distribution Date.

“Class A-1 Notes” means the $308,000,000 Floating Rate Class A-1 Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-1 Noteholder” means a Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.60%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-1 Rate shall mean the Initial Accrual Rate plus 0.60%, based on an Actual/360 accrual method.

“Class A-2 Maturity Date” means the March 2017 Distribution Date.

“Class A-2 Noteholder” means a Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means the $422,000,000 Floating Rate Class A-2 Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-2 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.90% based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-2 Rate shall mean the Initial Accrual Rate plus 0.90%, based on an Actual/360 accrual method.

“Class A-3 Maturity Date” means the September 2019 Distribution Date.

“Class A-3 Noteholder” means a Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means the $290,000,000 Floating Rate Class A-3 Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-3 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 1.10% based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-3 Rate shall mean the Initial Accrual Rate plus 1.10%, based on an Actual/360 accrual method.

“Class A-4A Maturity Date” means the December 2032 Distribution Date.

“Class A-4A Noteholder” means a Person in whose name a Class A-4A Note is registered in the Note Register.

“Class A-4A Notes” means the $602,105,000 Floating Rate Class A-4A Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-4A Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 1.60%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-4A Rate shall mean the Initial Accrual Rate plus 1.60%, based on an Actual/360 accrual method.

“Class A-4B Maturity Date” means the December 2032 Distribution Date.

“Class A-4B Noteholder” means a Person in whose name a Class A-4B Note is registered in the Note Register.

“Class A-4B Notes” means the €150,000,000 EURIBOR Rate Class A-4B Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 or Exhibit A-3 thereto.

“Class A-4B Rate” means, for any Accrual Period after the initial Accrual Period, (i) with respect to the Class A-4B Noteholders, Three-Month EURIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 1.5500%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-4B Rate shall mean the Initial Accrual Rate plus 1.5500%, based on an Actual/360 accrual method.

“Class B Interest Subordination Condition” means, if after giving effect to all required distributions of principal and interest on the Notes on any Distribution Date, the sum of the outstanding principal balance of the Trust Student Loans as of the last day of the related Collection Period, plus accrued but unpaid interest thereon as of the last day of the related Collection Period, amounts then on deposit in the Capitalized Interest Account as of such Distribution Date and amounts then on deposit in the Reserve Account as of such Distribution Date, would be less than the Outstanding Amount of the Class A Notes.

“Class B Maturity Date” means the March 2038 Distribution Date.

“Class B Note Interest Shortfall” means, with respect to any Distribution Date, the excess of (i) the Class B Noteholders’ Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Class B Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate from such preceding Distribution Date to the current Distribution Date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of: (1) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date(s) (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all principal distributions to Class B Noteholders on that preceding Distribution Date, and (2) the Class B Note Interest Shortfall for that Distribution Date.

“Class B Notes” means the $57,345,000 Floating Rate Class B Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A thereto.

“Class B Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 1.75% based on an Actual/360 accrual method.  For the initial Accrual Period, the Class B Rate shall mean the Initial Accrual Rate plus 1.75%, based on an Actual/360 accrual method.

 “Clearing Agency” means an organization registered as a “clearing agency” pursuant to applicable law.  The initial Clearing Agency, other than for the Class A-4B Notes, shall be DTC and the nominee for such Clearing Agency shall be Cede & Co.  The initial Clearing Agency for the Class A-4B Notes shall be Euroclear and Clearstream and the nominee for such Clearing Agency shall be Citivic Nominees Limited.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means March 28, 2008.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 2.3(a)(i) of the Administration Agreement.

“Collection Account Initial Deposit” means $0.

“Collection Period” means, with respect to the first Distribution Date, the period beginning on the Closing Date and ending on May 31, 2008 and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

“Commission” means the United States Securities and Exchange Commission.

“Consolidation Loans” means the Student Loans made in accordance with the Section 428C of the Higher Education Act.

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at U.S. Bank National Association, CN-OH-W66T, 425 Walnut St., Cincinnati, Ohio 45202, Attention: Corporate Trust – Structured Finance: SLC 2008-1, telephone: (513) 632-4582, facsimile: (513) 632-5511, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor to the Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor), (ii) with respect to the Indenture Administrator, the principal corporate trust office of the Indenture Administrator located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Structured Finance Agency and Trust – SLC Student Loan trust 2008-1, telephone: 800-422-2066, facsimile: 949-250-6450, or at such other address as the Indenture Administrator may designate by notice to the Depositor, or the principal corporate trust office of any successor to the Indenture Administrator (the address of which the successor to the Indenture Administrator will notify the Administrator and the Depositor) and (iii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Structured Finance Agency and Trust – SLC Student Loan Trust 2008-1, telephone: 800-422-2066, facsimile: 949-250-6450, or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor).

“Credit Support Agreement” has the meaning specified in Section 3.1A of the Indenture.

“Currency Swap Agreement” means with respect to the Class A-4B Notes, the Currency Swap Agreement between the Trust and the Currency Swap Counterparty dated March 28, 2008, or any amendments or replacements thereto.

“Currency Swap Agreement Collateral Account” has the meaning specified in Section 3.1A of the Indenture.

“Currency Swap Counterparty” means the Eligible Swap Counterparty that is a party, in its capacity as a swap counterparty, to the Currency Swap Agreement, initially Credit Suisse International.

“Custodian” means Citibank (South Dakota), National Association, a national banking association.

“Custody Agreement” means the Custody Agreement, dated as of March 28, 2008, among the Issuer, the Custodian, the Eligible Lender Trustee, the Servicer and the Indenture Trustee.

“Cutoff Date” means the Closing Date.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delaware Statutory Trust Act” or “Statutory Trust Act” means Chapter 38 of Title 12, Part V of the Delaware Code.

“Delivery” means, when used with respect to Trust Account Property:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian by physical delivery to the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee, the Indenture Administrator or their respective its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian (all of the foregoing, but not including Trust Student Loans, “Physical Property”); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee, the Indenture Administrator or their respective nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)

with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC:  the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

(c)

with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

“Department” means the United States Department of Education, an agency of the Federal government.

“Depositor” means SLC Student Loan Receivables I, Inc., a Delaware corporation, and its successors and assigns.

“Depository Agreement” means, with respect to the Notes other than the Class A-4B Notes, the Letter of Representations, dated March 27, 2008, by the Trust in favor of DTC, and, with respect to the Class A-4B Notes, the Instruction Letter from Issuer to Common Depository, dated March 26, 2008, between the Trust and Citibank, N.A., London Branch.

“Determination Date” means, with respect to any Distribution Date, the first Business Day preceding such Distribution Date.

“Distribution Date” means, for any class of Notes, the 15th day of each March, June, September and December, or, if such day is not a Business Day, the immediately following Business Day, commencing on June 16, 2008.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody’s, S&P, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of “AAA” or a short-term senior unsecured debt or certificate of deposit rating of “A-1+” or better by S&P and (B)(1) a long-term senior unsecured debt rating of “A1” or better and (2) a short-term senior unsecured debt rating of “P-1” or better by Moody’s, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of “AA” or a short-term senior unsecured debt rating of “F-1+,” or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC.  If so qualified, the Owner Trustee, the Indenture Trustee or the Indenture Administrator may be considered an Eligible Institution.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Federal National Mortgage Association (Fannie Mae) shall be Eligible Investments only if, at the time of investment, they shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(b)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(c)

commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

(d)

investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator, the Owner Trustee or the Indenture Administrator or any of their respective Affiliates is investment manager or advisor);

(e)

bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

(g)

asset-backed securities, including asset-backed securities issued by Affiliates, or entities formed by Affiliates, of SLC, but excluding mortgage-backed securities, that at the time of investment, have a rating in the highest investment category granted by each of the Rating Agencies, but not at a purchase price in excess of par.

For purposes of the definition of “Eligible Investments” the phrase “highest investment category” means (i) in the case of Fitch, “AAA” for long-term investments (or the equivalent) and “F-1+” for short-term investments (or the equivalent), (ii) in the case of Moody’s, “Aaa” for long-term investments (or the equivalent) and “P-1” for short-term investments (or the equivalent), and (iii) in the case of S&P, “AAA” for long-term investments (or the equivalent) and “A-1+” for short-term investments (or the equivalent).  A proposed investment not rated by Fitch but rated in the highest investment category by Moody’s and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

“Eligible Lender Trust Agreement (Depositor)” means the Eligible Lender Trust Agreement, dated as of March 28, 2008, among the Eligible Lender Trustee and the Depositor.

“Eligible Lender Trust Agreement (Issuer)” means the Eligible Lender Trust Agreement, dated as of March 28, 2008, among the Eligible Lender Trustee and the Trust.

“Eligible Lender Trust Agreements” means, collectively, the Eligible Lender Trust Agreement (Depositor) and the Eligible Lender Trust Agreement (Issuer).

“Eligible Lender Trustee” means Citibank, N.A., a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Eligible Lender Trust Agreements.  “Eligible Lender Trustee” shall also mean each successor to the Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Eligible Lender Trust Agreements.

“Eligible Loans” has the meaning specified in either the Purchase Agreement or the Sale Agreement, as applicable.

“Eligible Swap Counterparty” means an entity engaged in the business of entering into derivative instrument contracts that meets the then-published criteria of each Rating Agency for a swap counterparty to be eligible to provide swaps to transactions similar to this transaction, or that otherwise satisfies the Rating Agency Condition.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EURIBOR” means Two-Month EURIBOR or Three-Month EURIBOR, as applicable.

“EURIBOR Determination Date” means, for each Accrual Period, the day that is two EURIBOR Settlement Days before the beginning of that Accrual Period.

“EURIBOR Notes,” “EURIBOR-Based Notes” and “EURIBOR-Based Class A Notes” means the Class A-4B Notes.

“EURIBOR Settlement Day” means any day on which TARGET is open which is also a day on which banks in New York, New York are open for business.

“Euro Account” means any account designated as such, established and maintained pursuant to Section 2.3(v) of the Administration Agreement.

“Event of Default” has the meaning specified in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Expenses” means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee under the Trust Agreement or the other Basic Documents.

“Exposure” has the meaning specified in the related Currency Swap Agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means the rate set forth for such day opposite the caption “Federal Funds (effective)” in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.  If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator.  The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

“FFELP” means Federal Family Education Loan Program.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

“GLB Regulations” means the Joint Banking Agencies’ Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573) or the Federal Trace Commission’s Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102, as amended.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantee Agreement” means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

“Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

“Guarantor” means any entity listed on Attachment B (as amended from time to time) to the Sale Agreement or the Purchase Agreement, as applicable.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

“H.15 Daily Update” means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

“Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Indenture” means the Indenture, dated as of March 28, 2008, among the Trust, the Eligible Lender Trustee, the Indenture Trustee and the Indenture Administrator.

“Indenture Administrator” means Citibank, N.A., a national banking association, not in its individual capacity but solely as indenture administrator under the Indenture.

“Indenture Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all Collateral Granted to the Indenture Trustee), including all proceeds thereof.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, not in its individual capacity but solely as indenture trustee under the Indenture.

“Indenture Trustee/Indenture Administrator/Eligible Lender Trustee/Paying Agent Fee” means $5,000 per annum payable yearly in advance.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee or the Indenture Administrator under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” means, with respect to any Accrual Period, a period of time equal to three or four months, as applicable, commencing on the first day of that Accrual Period.

“Initial Accrual Rate” means, for each class of Notes and the Accrual Period commencing on the Closing Date to, but excluding, the first Distribution Date, the per annum rate determined by the following formula:

x + [a/b × (y - x)]

where:

x = Two-Month LIBOR or Two-Month EURIBOR, as applicable;

y = Three-Month LIBOR or Three-Month EURIBOR, as applicable;

a = the actual number of days from the maturity date of Two-Month LIBOR or Two-Month EURIBOR, as applicable, to the first Distribution Date; and

b = the actual number of days from the maturity date of Two-Month LIBOR or Two-Month EURIBOR, as applicable, and the maturity date of Three-Month LIBOR or Three-Month EURIBOR, as applicable.

“Initial Currency Swap Agreement” see Currency Swap Agreement.

“Initial Pool Balance” means the Pool Balance as of the Cutoff Date, which is $1,993,212,929.12.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Servicer, the Eligible Lender Trustee or the Owner Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3(b) of the Administration Agreement.

“Issuer” means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Letter of Credit Transaction” has the meaning specified in the related Currency Swap Agreement.

 “LIBOR” means Three-Month LIBOR, Two-Month LIBOR or One-Month LIBOR, as applicable.

“LIBOR Determination Date” means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Loan” has the meaning specified in Section 2 of the Purchase Agreement.

“London Paying Agent” means, initially, Citibank, N.A., London branch.

“London Paying Agent Fee” means $5,000 per annum, payable in advance.

“Maximum Purchase Amount” means an amount that is equal to the fair market value of the remaining Trust Student Loans, including accrued but unpaid interest, as of the last day of the related Collection Period.

“Minimum Purchase Amount” means, for any Distribution Date, an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero, (ii) pay to the respective Noteholders the Class A Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Interest Distribution Amount payable on such Distribution Date and (iii) pay to the Swap Counterparty any amounts owed to the Currency Swap Counterparty for Swap Payments and Swap Termination Payments.

“Monthly Servicing Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing in April 2008.

“Moody’s” means Moody’s Investors Service, Inc, or any successor rating agency.

“Non-SLC” means, for purposes of determining (i) Owners of the Trust Certificate, only those Owners that are not SLC or any Affiliate of SLC and (ii) the Ownership Percentage of the Trust Certificate, only those Ownership Percentages not assessed to SLC or any Affiliate of SLC.

“Non-U.S. Note Certificate Custodian” means Citivic Nominees Limited.

“Non-U.S. Person” has the meaning specified in Regulation S.

“Note Final Maturity Date” means, for a class of Notes, the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4A Maturity Date, the Class A-4B Maturity Date or the Class B Maturity Date, as applicable.

“Note Interest Shortfall” means the Class A Note Interest Shortfall, if any, and/or the Class B Note Interest Shortfall, if any, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, as of the close of business on a Distribution Date, a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the original Outstanding Amount of such class of Notes.  The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

“Note Rates” means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4A Rate, the Class A-4B Rate and the Class B Rate for such Accrual Period, collectively.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4 of the Indenture.

“Noteholder” means a Class A Noteholder or a Class B Noteholder, as the context requires.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4A Notes, the Class A-4B Notes and the Class B Notes, collectively.

“Obligor” on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

“Officers’ Certificate” means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee or the Indenture Administrator, and (ii) in the case of SLC, the Depositor, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of SLC, the Depositor, the Administrator or the Servicer, as applicable.

“Opinion of Counsel” means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Owner Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee and the Indenture Administrator, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and the Indenture Administrator as Indenture Administrator, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Indenture Administrator and the Owner Trustee.

“Origination Fee” means any origination fee payable to the Department by the lender with respect to any Trust Student Loan.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)

Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)

Notes or portions thereof, for which payment has been made to the applicable Noteholders in reduction of the outstanding principal balance thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Administrator or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(c)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, as of any date of determination, the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at such date of determination.

“Owner” means the Depositor and each of its successors in interest as holder of the Trust Certificate issued by the Trust pursuant to Article III of the Trust Agreement.

“Ownership Percentage” means, with respect to an Owner, the proportion (expressed as a percentage) of the beneficial interest in the assets of the Trust held by such Owner.

“Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Owner Trustee Fee” means $4,000 per annum, payable in advance.

“Paying Agent” means the Indenture Administrator or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.12 of the Indenture and is authorized by the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such terms in the definition of “Delivery” above.

“Pool Balance” means, for any date, the aggregate principal balance of the Trust Student Loans (other than any Trust Student Loan for which the related Guarantor has either paid or rejected a claim for guarantee payment) as of the close of business on that date, including accrued interest that is expected to be capitalized.

“Posted Collateral” has the meaning specified in the related Currency Swap Agreement.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Primary Servicing Fee” means, for any Monthly Servicing Payment Date, the lesser of the product of $3.25 and the number of Obligors as of the first day of the preceding month and 1/12th of an amount equal to 0.50% of the aggregate outstanding principal balance of the Trust Student Loans as of the last day of the preceding calendar month.

“Principal Distribution Amount” means, with respect to any Distribution Date, the greater of (a) an amount equal to the excess, if any, of (i) the aggregate Outstanding Amount of all of the Notes immediately prior to such Distribution Date, minus (ii) the difference between (A) the Adjusted Pool Balance and (B) the Specified Overcollateralization Amount for such Distribution Date and (b) the aggregate Outstanding Amount (or U.S. Dollar Notional Principal Amount, in the case of the Class A-4B Notes) of all classes of Notes with a Note Final Maturity Date on or prior to such Distribution Date.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means the Master Terms Purchase Agreement, dated as of March 28, 2008, among SLC, the Eligible Lender Trustee on behalf of SLC, the Depositor and the Eligible Lender Trustee on behalf of the Depositor, and the purchase agreement or agreements entered into thereunder.

“Purchase Amount” means, with respect to any Trust Student Loan, the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

“Purchased Student Loan” means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Depositor pursuant to Section 6 of the Sale Agreement, repurchased by SLC pursuant to Section 6 of the Purchase Agreement or sold to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.12E or Section 3.12F of the Servicing Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Act.

“Rating Agency” means Moody’s, S&P and Fitch.  If any such organization or successor thereto is no longer in existence, “Rating Agency” with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Indenture Administrator, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any intended action, that each Rating Agency then rating a class of Notes shall have been given 10 days’ prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Servicer, the Owner Trustee, the Indenture Trustee and the Indenture Administrator in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then current rating of any class of Notes.

“Record Date” means, with respect to a Distribution Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Distribution Date or Redemption Date.

“Redemption Date” means, in the case of a payment to Noteholders pursuant to Section 10.1 of the Indenture, the Distribution Date specified pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

“Reference Banks (EURIBOR)” means four major banks in the Euro zone interbank market selected by the administrator.

“Reference Banks (LIBOR)” means four major banks in the London interbank market, as selected by the Administrator.

“Registrar” means the Note Registrar.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S” means 17 C.F.R. ss.ss. 230.901-230.905, as such may be amended from time to time.

“Regulation S Global Note Certificate” has the meaning specified in Section 2.1 of the Indenture.

“Replacement Transaction” has the meaning specified in the related Currency Swap Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 2.3(a)(ii) of the Administration Agreement.

“Reserve Account Balance” means the amount on deposit in the Reserve Account as of the end of the applicable Collection Period.

“Reserve Account Initial Deposit” means $4,982,056.

“Responsible Officer” means, with respect to the Indenture Trustee, the Indenture Administrator or the Paying Agent, any officer within the Corporate Trust Office of the Indenture Trustee, the Indenture Administrator or the Paying Agent, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee, the Indenture Administrator or the Paying Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, the Indenture Administrator or the Paying Agent, as the case may be.

“Reuters EURIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

“Reuters LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

“Rule 144A Global Note Certificate” has the meaning specified in Section 2.1 of the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, or any successor rating agency.

“Sale Agreement” means the Master Terms Sale Agreement, dated as of March 28, 2008, among the Trust, the Eligible Lender Trustee on behalf of the Trust, the Depositor and the Eligible Lender Trustee on behalf of the Depositor, and the sale agreement or agreements entered into thereunder.

“Sarbanes-Oxley Certification” means the certification required by Rules 13a-14(d) and 15(d)-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002).

“Schedule of Trust Student Loans” means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

“Securities Act” means the Securities Act of 1933, as amended.

“Serial Loan” means an additional student loan other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

“Servicer” means SLC, in its capacity as servicer of the Trust Student Loans.

“Servicer Default” means an event specified in Section 5.1 of the Servicing Agreement.

“Servicer Distribution Date” has the meaning specified in the Servicing Agreement.

“Servicer’s Report” means any report of the Servicer delivered pursuant to Section 3.1(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

“Servicing Agreement” means the Servicing Agreement, dated as of March 28, 2008, among the Trust, the Servicer and the Administrator.

“Servicing Fee” means the Primary Servicing Fee and the Carryover Servicing Fee.

“SLC” means The Student Loan Corporation and its successors in interest.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee or the Owner Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Specified Overcollateralization Amount” means, with respect to any Distribution Date, an amount equal to 6.40% of the Adjusted Pool Balance.

“Specified Reserve Account Balance” means, for any Distribution Date, the greater of:

(a)

0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period; or

(b)

$2,989,234;

provided, that in no event will that balance exceed the sum of the Outstanding Amount of the Class A Notes (other than the Class A-4B Notes) and the U.S. Dollar Notional Principal Amount of the EURIBOR-Based Class A Notes.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Student Loans” means education loans to students and parents of students under the Federal Family Education Loan Program.

“Sub-administrator” means any Person that administers the Trust Student Loans on behalf of the Administrator or the Servicer (as applicable) and is responsible for the performance (whether directly or through other Sub-administrators or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Administrator or the Servicer (as applicable) that are identified in Item 1122(d) of Regulation AB.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the student loan asset-backed securities market) of Trust Student Loans but performs one or more of the discrete functions identified in Item 1122(d) of Regulation AB with respect to the Trust Student Loans under the discretion or authority of the Administrator, Servicer or Indenture Trustee (as applicable).

“Subservicer” means any Person that services the Trust Student Loans on behalf of the Administrator, Servicer or Indenture Trustee (as applicable) and is responsible for the performance (whether directly or through other Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Administrator, Servicer or Indenture Trustee (as applicable) that are identified in Item 1122(d) of Regulation AB.

“Successor Administrator” has the meaning specified in Section 3.7(e) of the Indenture.

“Successor Servicer” has the meaning specified in Section 3.7(e) of the Indenture.

“Swap Confirmation” means each swap confirmation relating to the Currency Swap Agreement.

“Swap Counterparty” means each of the Eligible Swap Counterparties from time to time party to a Currency Swap Agreement including Credit Suisse International as the initial Swap Counterparty, or any successor Swap Counterparty pursuant to a replacement transaction as set forth in the Currency Swap Agreement.

“Swap Custody Account” means any account including any sub-accounts thereto, designated as such, established and maintained pursuant to Section 2.11(b) of the Administration Agreement.

“Swap Custody Agreement” means any Custody Agreement entered into between the Trust and the related Custodian in connection with the Currency Swap Agreement.

“Swap Custodian” means the entity that holds all amounts on deposit in the Swap Custody Account for the benefit of the Trust and the Currency Swap Counterparty.

“Swap Payments” means, with respect to each Distribution Date, the amount, if any, payable to the Swap Counterparty by the Trust for such date, including amounts due and unpaid from prior Distribution Dates (other than Swap Termination Payments), as specified in the Currency Swap Agreement.

“Swap Receipts” means, with respect to each Distribution Date, the amount required to be received from the Swap Counterparty by the Trust for such date (other than Swap Termination Payments), as specified in the Currency Swap Agreement.

“Swap Termination Payments” shall have the meaning assigned to the defined term “Termination Payment” in the Currency Swap Agreement.

“Third-Party Financial Advisor” has the meaning specified in Section 4.4 of the Indenture.

“Three-Month EURIBOR” and “Two-Month EURIBOR” means, for any Accrual period, the Euro interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the Accrual Period, as that rate appears on the Reuters EURIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date.  If no rate is so reported on the related EURIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the specified maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro zone interbank market by the Reference Banks (EURIBOR). The administrator will request the principal Euro zone office of each Reference Bank (EURIBOR) to provide a quotation of its rate.  If the Reference Banks (EURIBOR) provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks (EURIBOR) provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro zone, selected by the Administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than €1,000,000.  If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable Accrual Period will be EURIBOR in effect for the previous Accrual Period.

“Three-Month LIBOR” or “Two-Month LIBOR” means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the Index Maturity as such rate appears on the Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. London time, on the related LIBOR Determination Date.  If no rate is so reported on the related LIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the Index Maturity and in a principal amount of not less than $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks (LIBOR).  The Administrator will request the principal London office of each Reference Bank (LIBOR) to provide a quotation of its rate.  If the Reference Banks (LIBOR) provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks (LIBOR) provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the Index Maturity and in a principal amount of not less than $1,000,000.  If the banks selected as described above are not providing quotations, Three-Month LIBOR, Two-Month LIBOR or One-Month LIBOR, as applicable, in effect for the applicable Accrual Period will be Three-Month LIBOR, Two-Month LIBOR or One-Month LIBOR, as the case may be, in effect for the previous Accrual Period.

“Transfer Date” has the meaning specified in Section 5.2(a) of the Administration Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means SLC Student Loan Trust 2008-1, a Delaware statutory trust established pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Collection Account Initial Deposit and all earnings on and proceeds of the foregoing.

“Trust Accounts” has the meaning specified in Section 2.3(b) of the Administration Agreement.

“Trust Agreement” means the Short-Form Trust Agreement, dated as of March 20, 2008 between the Depositor and the Owner Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of March 28, 2008, among the Depositor and the Owner Trustee.

“Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Trust Certificate” means a certificate evidencing the Ownership Percentage of an Owner in substantially the form as Exhibit A to the Trust Agreement.

“Trust Estate” means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement, the Servicing Agreement and the Currency Swap Agreement (including the security interest in any collateral delivered thereunder).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Student Loan” means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any student loan that is permissibly substituted for a Trust Student Loan by the Depositor pursuant to Section 6 of the Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement and shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto.

“Trust Student Loan Files” means the documents specified in Section 2.1 of the Servicing Agreement.

“Trustee Fees” means, collectively, the Indenture Trustee/Indenture Administrator/Eligible Lender Trustee/Paying Agent Fee, Administration Fees, London Paying Agent Fee and the Owner Trustee Fee.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriter” means any of Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc.

“U.S. Dollar Notional Principal Amount” means, with respect to the Class A-4B Notes as of any date of determination, the U.S. Dollar equivalent amount of the initial principal balance of the Class A-4B Notes (based on the exchange rate of $1.547 = €1.00), less all payments for principal made to the Swap Counterparty under the Currency Swap Agreement with respect to such Notes on or before such date.

“Valuation Date” has the meaning specified in the related Currency Swap Agreement.

“Value of Posted Collateral” has the meaning specified in the related Currency Swap Agreement.

APPENDIX B

TRANSFER RESTRICTIONS FOR THE CLASS A-4B NOTES

1.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined in this Appendix B (this “Appendix”) are defined in Appendix A, which also contains rules as to usage that shall be applicable herein.

2.

The Indenture Administrator, as Note Registrar, shall provide for the registration of the Class A-4B Notes and of Transfers and exchanges of the Class A-4B Notes pursuant to Section 2.4 of the Indenture.

3.

The Class A-4B Notes initially will be represented by registered notes of such class in global form and shall be issued in the manner set forth in Sections 2.1, 2.2 and 2.10 of the Indenture as either a Rule 144A Global Note Certificate or a Regulation S Global Note Certificate (collectively, the “Global Note Certificates”).  Global Note Certificates representing interests in the Class A-4B Notes may be reissued and represented by Class A-4B Notes of such class in definitive form pursuant to Section 2.12 of the Indenture.

4.

Any Transfer of Class A-4B Notes made in violation of Section 2.1 of the Indenture shall be null and void and of no effect.

5.

Each purchaser of a Class A-4B Note that represents a beneficial interest in a Global Note Certificate will be deemed to have acknowledged and agreed that:

(a)

The Class A-4B Notes are being offered and sold by the initial purchasers only to QIBs in transactions meeting the requirements of Rule 144A or to persons (other than U.S. persons) outside the United States of America pursuant to the requirements of Regulation S.

(b)

Any ownership interest represented by a beneficial interest in the Rule 144A Global Note Certificate may be transferred to another entity who wishes to hold Class A-4B Notes in the form of an interest in the Rule 144A Global Note Certificate, provided that the applicable transferor and transferee are deemed to have represented and warranted that such transfer is being made to a transferee that is (i) (and whom the transferor reasonably believes is) a QIB in a transaction meeting the requirements of Rule 144A; (ii) acquiring such Class A-4B Notes in reliance on an exemption from registration under the Securities Act other than Rule 144A; or (iii) acquiring such Class A-4B Notes pursuant to an effective registration statement under the Securities Act.

(c)

On or prior to the fortieth day after the closing date (the “Distribution Compliance Period”), any ownership interest represented by a beneficial interest in the Regulation S Global Note Certificate may be transferred to a person who wishes to hold Class A-4B Notes in the form of an interest in the Regulation S Global Note Certificate, provided that the applicable transferee is deemed to have represented and warranted that such transfer is being made to a transferee that is (and whom the transferor reasonably believes is) a Non-U.S. Person and is being made in accordance with any other applicable securities laws.

(d)

After the related Distribution Compliance Period, such deemed representations and warranties will no longer apply to transfers of Class A-4B Notes where the related beneficial interest is held through the Regulation S Global Note Certificate, but all such transfers will continue to be subject to the transfer restrictions contained in the legend appearing on the face of such Global Note Certificate, as described below.

(e)

Transfers of interests from one Global Note Certificate to the other Global Note Certificate may be made at any time, but only if the intended transferor and transferee can be deemed to represent and warrant that such transferee fulfills the conditions set forth above to hold a beneficial interest in the applicable Global Note Certificate.  Any interest in the Class A-4B Notes represented by an interest in a Rule 144A Global Note Certificate or a Regulation S Global Note Certificate that is transferred to a person who takes delivery in the form of an interest in the other Global Note Certificate will, upon transfer, cease to be an interest in such original Global Note Certificate and become an interest in such other Global Note Certificate and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to an interest in such other Global Note Certificate.

6.

Each purchaser of a Class A-4B Note that represents a beneficial interest in a Global Note Certificate will be deemed to have represented and agreed, and each purchaser of a Definitive Note will be required to certify in writing, among other things to be set forth in the Indenture, that:

(a)

(1) the purchaser is a QIB and is acquiring such Class A-4B Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs) for investment purposes and not for distribution in violation of the Securities Act, and it is able to bear the economic risk of an investment in the Class A-4B Notes and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Class A-4B Notes, or, (2) the purchaser is a Non-U.S. Person outside the United States of America, acquiring the Class A-4B Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S;

(b)

the purchaser understands that the Class A-4B Notes are being offered only in a transaction that does not require registration under the Securities Act and, if such purchaser decides to resell or otherwise transfer such Class A-4B Notes, then it agrees that it will resell or transfer such Class A-4B Notes only (1) so long as such Class A-4B Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring the Class A-4B Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, (2) pursuant to an effective registration statement under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act other than Rule 144A, or (4) if applicable, to a purchaser who is a Non-U.S. Person outside the United States of America, acquiring the Class A-4B Notes pursuant to an exemption from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S and, in each case, in accordance with any applicable United States state securities or “Blue Sky” laws or any securities laws of any other jurisdiction;

(c)

unless the relevant legend set out below has been removed from the relevant Class A-4B Notes such purchaser shall notify each transferee of the Class A-4B Notes that (1) such Class A-4B Notes have not been registered under the Securities Act, (2) the holder of such Class A-4B Notes is subject to the restrictions on the resale or other transfer thereof described in paragraph (b) above, (3) such transferee shall be deemed to have represented (i) as to its status as a QIB or as to its status as a purchaser acquiring the Class A-4B Notes in an offshore transaction pursuant to the requirements of Regulation S, as the case may be, (ii) if such transferee is a QIB, that such transferee is acquiring the Class A-4B Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs) (or that is acquiring such Class A-4B Notes in reliance on an exemption under the Securities Act other than Rule 144A or pursuant to an effective registration statement under the Securities Act), (iii) if applicable, if such transferee is a Non-U.S. Person outside the United States of America, that such transferee is acquiring the Class A-4B Notes pursuant to an exemption from registration under the Securities Act in accordance with the requirements of Rule 903 or Rule 904 of Regulation S, (iv) that such transferee is not an underwriter within the meaning of Section 2(11) of the Securities Act, and (v) that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing; and

(d)

the acquisition or holding by (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), whether or not subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (any of (i), (ii) or (iii), a “Benefit Plan”) of a Class A-4B Note will not constitute or otherwise result in: (1) in the case of a Benefit Plan subject to Title I of ERISA and/or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code which is not covered by an applicable statutory or administrative exemption and (2) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law.

7.

the purchaser understands that each Rule 144A Global Note Certificate and any Rule 144A Definitive Note Certificate (collectively, the “Rule 144A Certificates”) will bear the following legend unless determined otherwise in accordance with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS.  THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN €100,000 AND €1,000 INCREMENTS IN EXCESS THEREOF.  THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE TRUST AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY (A) (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A, (3) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.  UPON ACQUISITION OR TRANSFER OF A CLASS A-4B NOTE OR A BENEFICIAL INTEREST IN A CLASS A-4B NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, A BENEFIT PLAN, SUCH CLASS A-4B NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR HOLDING WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A BENEFIT PLAN SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION AND (II) IN THE CASE OF A BENEFIT PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW, A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW.  ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY CLASS A-4B NOTES ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER”; or

(2) The purchaser understands that each Regulation S Global Note Certificate and any Regulation S Definitive Note Certificate (collectively, the “Regulation S Certificates”) will bear the following legend unless determined otherwise in accordance with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE CLASS A-4B NOTES AND THE CLOSING OF THE OFFERING OF THE CLASS A-4B NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OF AMERICA OR TO A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.  THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN €100,000 AND €1,000 INCREMENTS IN EXCESS THEREOF.

UPON ACQUISITION OR TRANSFER OF A CLASS A-4B NOTE OR A BENEFICIAL INTEREST IN A CLASS A-4B NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, A BENEFIT PLAN, SUCH CLASS A-4B NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR HOLDING WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A BENEFIT PLAN SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION AND (II) IN THE CASE OF A BENEFIT PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW, A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW.  ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.”

8.

Upon the transfer, exchange or replacement of a Rule 144A Certificate or a Regulation S Certificate bearing the applicable legends set forth above, or upon specific request for removal of the legends, the Issuer will deliver only replacement Rule 144A Certificates or Regulation S Certificates, as the case may be, that bear such applicable legends, or will refuse to remove such applicable legends, unless there is delivered to the Issuer and the Indenture Administrator such satisfactory evidence (which may include a legal opinion) as may reasonably be required by the Issuer and the Indenture Administrator that neither the applicable legends nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

9.

Each Class A-4B Noteholder or Note Owner, as applicable, of such Class A-4B Note, by its acceptance of a Class A-4B Note or a beneficial interest therein, respectively, also agrees that it will transfer such Class A-4B Note or beneficial interest therein, as the case may be, only as provided herein and in accordance with the Indenture.  In addition, by acceptance of any Class A-4B Note or beneficial interest therein, as applicable, each proposed transferee thereof is hereby deemed to have agreed with the conditions set forth in the applicable Securities Legend and agreed, by virtue of its acceptance of such Class A-4B Note or beneficial interest therein, as the case may be, to indemnify the Administrator, the Depositor, the Servicer, the Indenture Administrator, the Indenture Trustee, the Eligible Lender Trustee and the Issuer against any and all liability that may result if such transfer is not made in a manner consistent with the restrictions set forth in the Securities Legend.  In addition to any applicable restrictions in the Indenture, with respect to the transfer and registration of Transfer of any Class A-4B Note registered in the name of a Class A-4B Noteholder other than Euroclear or Clearstream or their joint nominee, as the case may be, to a transferee that takes delivery in the form of a Definitive Note, in a transaction other than pursuant to an effective registration statement under the Act, the Indenture Adminsitrator shall register the transfer of such Definitive Note if (i) (A) the required transfer is being made to a transferee who has provided the Indenture Administrator and the Administrator with a Rule 144A and Related Matters Certificate, substantially in the form attached as Annex 1 hereto, (B) such transferee has provided comparable evidence as to its QIB status, (C) such Transfer is being made in compliance with Regulation S and such transferee has provided the Indenture Administrator and the Administrator with a Regulation S and Related Matters Certificate, substantially in the form attached as Annex 2 hereto, or (D) such Transfer is being made in reliance on an exemption from registration under the Act other than Rule 144A or Regulation S and that such transferor has provided the Indenture Administrator and the Administrator with reasonably acceptable evidence thereof, and (ii) the applicable transferor has provided the Indenture Administrator and the Administrator with a Transferor Letter, substantially in the form of Annex 3 hereto.

10.

Transfers of interests in the Class A-4B Notes represented by Global Note Certificates within a European Clearing System will be in accordance with the usual rules and operating procedures of the relevant European Clearing System, which are generally the same as those set forth in Appendix B to the attached base prospectus.

11.

For as long as the Class A-4B Notes are “restricted securities” within the meaning of Rule 144(a)(3) of the Act, (1) the Administrator will provide or cause to be provided to any holder of the Class A-4B Notes and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser by Rule 144A(d)(4) under the Act; and (2) the Administrator shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Act under Rule 144A is and will be available for resales of such Class A-4B Notes conducted in accordance with Rule 144A.

ANNEX 1 to APPENDIX B

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[Date]

[SELLER]

Citibank, N.A.,

as Indenture Administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust – SLC Student Loan Trust 2008-1

The Student Loan Corporation,

as Administrator

250 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

Re:

SLC Student Loan Trust 2008-1, Student Loan Asset-Backed

Class A-4B Notes (the “Class A-4B Notes”)

Dear Sirs:

In connection with our purchase of the Class A-4B Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

(A)

It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date:                           , 20     (must be on or after the close of its most recent fiscal year)

Amount: $                                     ; and

(B)

The dollar amount set forth above is:

1.

greater than $100 million and the undersigned is one of the following entities:

•

an insurance company as defined in Section 2(13) of the Act; or

•

an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

•

a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

•

a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

•

a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

•

a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

•

a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

•

an investment adviser registered under the Investment Advisers Act; or

2.

•

greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

3.

•

less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

4.

•

less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

5.

•

less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing the Class A-4B Notes for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A (a “QIB”).  It is aware that the sale of the Class A-4B Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Class A-4B Notes may be Transferred only (A) so long as such Class A-4B Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring the Class A-4B Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the Transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Act, (C) pursuant to an exemption from registration available under the Act other than Rule 144A, or (D) to a purchaser who is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Class A-4B Notes pursuant to an exemption from registration under the Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or “blue sky” laws or any securities laws of any other jurisdiction.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Class A-4B Notes, it will not Transfer or exchange any of the Class A-4B Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A and Related Matters Certificate to substantially the same effect as this letter to the addressees hereof or a Regulation S and Related Matters Certificate substantially in the same form as set forth in Annex 2 to Appendix B to the Indenture, or such other evidence as may be reasonably acceptable to the Administrator.

The undersigned hereby represents and warrants that the undersigned is accepting ownership of the Class A-4B Notes in compliance with the restrictions set forth in Appendix B to the Indenture, dated as of March 28, 2008 (the “Indenture”), among the Trust, Citibank, N.A., as eligible lender trustee and indenture administrator, and U.S. Bank National Association, as indenture trustee, and acknowledges that the Class A-4B Notes will be issued with the legends set forth in Appendix B to the Indenture.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (A) (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a QIB as defined under Rule 144A of the Act or any entity in which all of the equity owners come within such paragraphs, (B) can make representations with respect to itself to substantially the same effect as the representations set forth in the Regulation S and Related Matters Certificate in the same form as Annex 2 to Appendix B to the Indenture, or (C) (i) can make representations with respect to itself substantially to the same effect as the representations set forth herein (other than to its status as a QIB), and (ii) is acquiring such Class A-4B Notes in reliance on an exemption to the Act other than Rule 144A in accordance with any applicable United States state securities or “Blue Sky” laws.

If the Purchaser proposes that its Class A-4B Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the        day of __________, 20__.

Name of Institution

___________________________________

Signature

___________________________________

Name

___________________________________

Title

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Class A-4B Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

By:

____________________________________

Duly Authorized

ANNEX 2 to APPENDIX B

FORM OF REGULATION S AND RELATED MATTERS CERTIFICATE

[Date]

[SELLER]

Citibank, N.A.,

as Indenture Administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust – SLC Student Loan Trust 2008-1

The Student Loan Corporation,

as Administrator

250 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

Re:

SLC Student Loan Trust 2008-1, Student Loan Asset-Backed

Class A-4B Notes (the “Class A-4B Notes”)

Dear Sirs:

In connection with our purchase of the Class A-4B Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Class A-4B Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S.

The undersigned further certifies that it is purchasing the Class A-4B Notes for its own account or for the account of others that independently qualify as non-U.S. persons (as defined in Regulation S) outside the United States of America. It is aware that the sale of the Class A-4B Notes is being made in reliance on its continued compliance with Rule 903 or Rule 904 of Regulation S. The undersigned understands that the Class A-4B Notes may resold or Transferred only (A) so long as such Class A-4B Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring the Class A-4B Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other Transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Act, (C) pursuant to another exemption from registration available under the Act other than Rule 144A, or (D) to a purchaser who is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Class A-4B Notes pursuant to an exemption from registration under the Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or “blue sky” laws or any securities laws of any other jurisdiction.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Class A-4B Notes, it will not Transfer or exchange any of the Class A-4B Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A Certificate substantially in the same form as Annex 1 to Appendix B to the Indenture, or a Regulation S Certificate to substantially the same effect as this letter to the addressees hereof or such other evidence as may be reasonably acceptable to the Administrator and the Indenture Administrator.

The undersigned hereby represents and warrants that the undersigned is accepting ownership of the Class A-4B Notes in compliance with the restrictions set forth in Appendix B to the Indenture, dated as of March 28, 2008 (the “Indenture”), among the Trust, Citibank, N.A., as eligible lender trustee and indenture administrator, and U.S. Bank National Association, as indenture trustee, and acknowledges that the Class A-4B Notes will be issued with the legends set forth in Appendix B to the Indenture.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (A) (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a QIB as defined under Rule 144A of the Act or any entity in which all of the equity owners come within such paragraphs, (B) (i) can make representations with respect to itself to substantially the same effect as the representations set forth in the Rule 144A and Related Matters Certificate in the same form as Annex 1 to Appendix B to the Indenture, and (ii) is acquiring such Class A-4B Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, or (C) (i) can make representations with respect to itself substantially to the same effect as the representations set forth herein (other than to its status as a QIB), and (ii) is acquiring such Class A-4B Notes in reliance on an exemption to the Act other than Rule 144A in accordance with any applicable United States state securities or “Blue Sky” laws.

If the Purchaser proposes that its Class A-4B Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned non-U.S. person on the        day of             , 20    .

Name of Institution

______________________________

Signature

______________________________

Name

______________________________

Title

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Class A-4B Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

By:

____________________________________

Duly Authorized

ANNEX 3 to APPENDIX B

FORM OF TRANSFEROR LETTER

[Date]

Citibank, N.A.,

as Indenture Administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Structured Finance Agency and Trust – SLC Student Loan Trust 2008-1

The Student Loan Corporation,

as Administrator

250 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

Re:

SLC Student Loan Trust 2008-1, Student Loan Asset-Backed

Class A-4B Notes (the “Class A-4B Notes”)

Ladies and Gentlemen:

In connection with our disposition of the Class A-4B Notes of the above-referenced series owned by us, we certify that (a) we understand that the Class A-4B Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold any Class A-4B Notes to, or solicited offers to buy any Class A-4B Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Act.

Very truly yours,

___________________________________

Print Name of Transferor

By:

______________________________

Authorized Officer

SCHEDULE A

Schedule of Trust Student Loans

[See Schedule A to the Bill of Sale
(Attachment C to the Sale Agreement)]

SCHEDULE B

Location of Trust Student Loan Files

[See Attachment B to the Servicing Agreement]

EXHIBIT A-1

FORM OF NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: $_________
_________	CUSIP NO.: _________
ISIN NO.: _________

SLC STUDENT LOAN TRUST 2008-1

FLOATING RATE CLASS ___ STUDENT LOAN ASSET-BACKED NOTES

SLC Student Loan Trust 2008-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________ ($____________) payable on each Distribution Date pursuant to Section 3.1 of the Indenture, dated as of March 28, 2008 (the “Indenture”), among the Issuer, Citibank, N.A., a national banking association, as eligible lender trustee on behalf of the Issuer (in such capacity, the “Eligible Lender Trustee”) and as Indenture Administrator (in such capacity, the “Indenture Administrator”), U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the ________, 20__ Distribution Date (the “Class  __ Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class ___ Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

SLC STUDENT LOAN TRUST 2008-1

By: WILMINGTON TRUST COMPANY

not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By: ____________________________________

Authorized Signatory

Dated:

March 28, 2008

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

CITIBANK, N.A.,

not in its individual capacity but solely as Indenture Administrator

By: ____________________________________

Authorized Signatory

Dated:

March 28, 2008

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class ___ Student Loan Asset-Backed Notes (the “Class ___ Notes”), which, together with the other Class A Notes and Class B Notes issued by the Issuer (collectively, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class [A][B] Notes are [senior][subordinate] to the Class [A][B] Notes, as and to the extent provided in the Indenture.

Principal of the Class ___ Notes shall be payable on each Distribution Date in an amount described on the face hereof.  “Distribution Date” means the 15th day of each March, June, September or December, or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 16, 2008.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class ___ Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class ___ Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class ___ Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class ___ Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class ___ Rate.  The “Class ___ Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus ___%.

The interest rate for the initial Accrual Period shall be as set forth in the definition of Class ___ Rate contained in Appendix A to the Indenture.

If Definitive Notes have been issued as of the applicable Record Date, then payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  With respect to Notes registered on the applicable Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s Corporate Trust Office or at the office of the Indenture Administrator’s agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

The Issuer shall pay interest on overdue installments of interest on this Note at the Class ___ Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Indenture Trustee or the Indenture Administrator on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or holding will not constitute or otherwise result in:  (i) in the case of a Benefit Plan subject to Section 406 of ERISA or Section 4975 of the Code, a prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by an applicable statutory or administrative exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar, and any agent of the Issuer, the Indenture Trustee, the Indenture Administrator or the Note Registrar may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar nor any such agent shall be affected by notice to the contrary.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees to treat this Note as indebtedness for U.S. federal, state and local income and franchise tax purposes and agrees not to take any action inconsistent with such treatment, unless required by law.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Indenture Administrator in its individual capacity, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

____________________

_______________________________________*/

Signature Guaranteed:

_______________________________________*/

___________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2

FORM OF RULE 144A GLOBAL CLASS ___ NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS.  THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN €100,000 AND INCREMENTS OF €1,000 IN EXCESS THEREOF.  THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE TRUST AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY (A) (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A, (3) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.

UPON ACQUISITION OR TRANSFER OF A CLASS ___ NOTE OR A BENEFICIAL INTEREST IN A CLASS ___ NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, A BENEFIT PLAN, SUCH CLASS ___ NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR HOLDING WILL NOT CONSTITUTE OR OTHERWISE RESULT IN:  (I) IN THE CASE OF A BENEFIT PLAN SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION AND (II) IN THE CASE OF A BENEFIT PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW, A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW.  ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY CLASS ___ NOTES ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

Unless this Note is presented by an authorized representative of Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), to the Issuer (as defined below) or any transfer agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Citivic Nominees Limited or in such other name as is requested by an authorized representative of Euroclear or Clearstream (and any payment is made to Citivic Nominees Limited to such other entity as is requested by an authorized representative of Euroclear or Clearstream), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Citivic Nominees Limited, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON SCHEDULE A HERETO.  THE OUTSTANDING AMOUNT AS OF THE CLOSING DATE IS SET FORTH ON SCHEDULE A HERETO.   THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: set forth on Schedule A
_________	EUROPEAN COMMON CODE NO.: _________
ISIN NO.: _________

SLC STUDENT LOAN TRUST 2008-1

EURIBOR RATE CLASS ___ STUDENT LOAN ASSET-BACKED NOTES

SLC Student Loan Trust 2008-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CITIVIC NOMINEES LIMITED, or registered assigns, the amount set forth on Schedule A hereto, payable on each Distribution Date in an amount equal to the aggregate amount, if any, payable to Class ___ Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture, dated as of March 28, 2008 (the “Indenture”), among the Issuer, Citibank, N.A., a national banking association, as eligible lender trustee on behalf of the Issuer (in such capacity, the “Eligible Lender Trustee”) and as Indenture Administrator (in such capacity, the “Indenture Administrator”), U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the ________, 20__ Distribution Date (the “Class ___ Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class ___ Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

SLC STUDENT LOAN TRUST 2008-1

By: WILMINGTON TRUST COMPANY

not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By: ____________________________________

Authorized Signatory

Dated:

March 28, 2008

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

CITIBANK, N.A., LONDON BRANCH

not in its individual capacity but solely as
Authenticating Agent

By: ____________________________________

Authorized Signatory

Dated:

March 28, 2008

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its EURIBOR Rate Class ___ Student Loan Asset-Backed Notes (the “Class ___ Notes”), which, together with the other Class A Notes and Class B Notes issued by the Issuer (collectively, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class ___ Notes are [senior][subordinate] to the Class [A][B] Notes, as and to the extent provided in the Indenture.

Principal of the Class ___ Notes shall be payable on each Distribution Date in an amount described on the face hereof.  “Distribution Date” means the 15th day of each March, June, September or December, or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 16, 2008.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class ___ Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class ___ Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class ___ Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class ___ Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class ___ Rate.  The “Class ___ Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month EURIBOR as determined on the second Business Day before the beginning of that Accrual Period plus ___%.

The interest rate for the initial Accrual Period shall be as set forth in the definition of Class ___ Rate contained in Appendix A to the Indenture.

Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the applicable Record Date, except that with respect to Notes registered on the applicable Record Date in the name of the nominee of Citibank, N.A., London Branch (initially, such joint nominee to be Citivic Nominees Limited), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining outstanding principal amount of this Note on a Distribution Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s Corporate Trust Office or at the office of the Indenture Administrator’s agent appointed for such purposes located in the Borough of Manhattan, The City of New York and/or London, England, as applicable.

The Issuer shall pay interest on overdue installments of interest on this Note at the Class ___ Rate to the extent lawful.

This Note has not been and will not be registered or qualified under the Securities Act, any United States state securities or “blue sky” laws or any securities laws of any other jurisdiction.  No offer, sale, pledge, transfer or other disposition (each, a “Transfer”) of this Note, or any interest therein, shall be made unless the Transfer is made pursuant to an effective registration statement under the Securities Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  In the event that a Transfer is made without registration or qualification, the Indenture Administrator shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Administrator in writing the facts surrounding the Transfer.  Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix B to the Indenture.  Such certifications shall be deemed to have been made by the transferor and transferee with respect to any Transfer of an interest in this Note if then in book-entry form.  None of the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee, the Owner Trustee, the London Paying Agent or the Indenture Trustee is obligated to register or qualify this Note under the Securities Act or any United States state securities or “Blue Sky” laws or the laws of any other jurisdiction or to take any action not otherwise required under the Indenture to permit the Transfer of this Note, or interests therein, without registration or qualification.  Any Class ___ Noteholder desiring to effect such Transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee, the Indenture Administrator, the Owner Trustee, the London Paying Agent and the Indenture Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such applicable federal or state laws or the laws of any other jurisdiction.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, will be required, as applicable, to make certain representations and warranties as set forth in Annex 1 and Annex 2 to Appendix B to the Indenture.  All such required representations and warranties shall be deemed to have been made by Noteholder or Note Owner, as applicable, prior to the Transfer of any interest in this Note if then in book-entry form.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Indenture Trustee or the Indenture Administrator on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or holding will not constitute or otherwise result in:  (i) in the case of a Benefit Plan subject to Section 406 of ERISA or Section 4975 of the Code, a prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by an applicable statutory or administrative exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar, the London Paying Agent and any agent of the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar or the London Paying Agent may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar, the London Paying Agent nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither Citibank, N.A., London Branch, in its individual capacity, the Indenture Administrator in its individual capacity, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

____________________

_______________________________________*/

Signature Guaranteed:

_______________________________________*/

___________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

Outstanding Principal Amount of the Class ___ Notes represented by this Rule 144A Class ___ Global Note

The aggregate principal amount of the Class ___ Notes represented by this Rule 144A Class ___ Global Note is as shown by the latest entry made by or on behalf of the Indenture Trustee or Paying Agent in the fifth column below.  Reductions in the principal amount of this Rule 144A Global Note following redemption or purchase of the Class ___ Notes are entered in the third and fourth columns below.

Date	Reason for change in the principal balance of this Rule 144A Class ___ Global Note[1]	Amount of such change	Principal amount of this Rule 144A Class ___ Global Note following such change	Notation made by or on behalf of the Indenture Trustee or Paying Agent (other than in respect of the principal balance)
Closing Date	N/A	N/A	€ 0

1

State whether reduction following (1) the transfer of all or a portion of this Rule 144A Class ___ Global Note to the Regulation S Class ___ Global Note, or (2) principal payment by the Issuer, and (3) if such principal balance is reduced to zero, cancellation of the Class ___ Notes.

EXHIBIT A-3

FORM OF REGULATION S GLOBAL CLASS ___ NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE CLASS ___ NOTES AND THE CLOSING OF THE OFFERING OF THE CLASS ___ NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OF AMERICA OR TO A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.  THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN €100,000 AND €1,000 INCREMENTS IN EXCESS THEREOF.

UPON ACQUISITION OR TRANSFER OF A CLASS ___ NOTE OR A BENEFICIAL INTEREST IN A CLASS ___ NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, A BENEFIT PLAN, SUCH CLASS ___ NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR HOLDING WILL NOT CONSTITUTE OR OTHERWISE RESULT IN:  (I) IN THE CASE OF A BENEFIT PLAN SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION AND (II) IN THE CASE OF A BENEFIT PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW, A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW.  ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

Unless this Note is presented by an authorized representative of Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), to the Issuer (as defined below) or any transfer agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Citivic Nominees Limited or in such other name as is requested by an authorized representative of Euroclear or Clearstream (and any payment is made to Citivic Nominees Limited to such other entity as is requested by an authorized representative of Euroclear or Clearstream), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Citivic Nominees Limited, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON SCHEDULE A HERETO.  THE OUTSTANDING AMOUNT AS OF THE CLOSING DATE IS SET FORTH ON SCHEDULE A HERETO.   THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER	PRINCIPAL AMOUNT: set forth on Schedule A
_________	EUROPEAN COMMON CODE NO.: _________
ISIN NO.: _________

SLC STUDENT LOAN TRUST 2008-1

EURIBOR RATE CLASS ___ STUDENT LOAN ASSET-BACKED NOTES

SLC Student Loan Trust 2008-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CITIVIC NOMINEES LIMITED, or registered assigns, the amount set forth on Schedule A hereto, payable on each Distribution Date in an amount equal to the aggregate amount, if any, payable to Class ___ Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.1 of the Indenture, dated as of March 28, 2008 (the “Indenture”), among the Issuer, Citibank, N.A., a national banking association, as eligible lender trustee on behalf of the Issuer (in such capacity, the “Eligible Lender Trustee”) and as Indenture Administrator (in such capacity, the “Indenture Administrator”), U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”) (capitalized terms used but not defined herein being defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the ________, 20__ Distribution Date (the “Class ___ Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class ___ Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note shall accrue from and including the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an “Accrual Period”).  Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

SLC STUDENT LOAN TRUST 2008-1

By: WILMINGTON TRUST COMPANY

not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By: ____________________________________

Authorized Signatory

Dated:

March 28, 2008

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

CITIBANK, N.A., LONDON BRANCH

not in its individual capacity but solely as Authenticating Agent

By: ____________________________________

Authorized Signatory

Dated:

March 28, 2008

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its EURIBOR Rate Class ___ Student Loan Asset-Backed Notes (the “Class ___ Notes”), which, together with the other Class A Notes and Class B Notes issued by the Issuer (collectively, the “Notes”), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Noteholders.  The Notes are subject to all terms of the Indenture.

The Class ___ Notes are [senior][subordinate] to the Class [A][B] Notes, as and to the extent provided in the Indenture.

Principal of the Class ___ Notes shall be payable on each Distribution Date in an amount described on the face hereof.  “Distribution Date” means the 15th day of each March, June, September or December, or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 16, 2008.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class ___ Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture.  All principal payments on the Class ___ Notes shall be made pro rata to the Noteholders entitled thereto.

Interest on the Class ___ Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class ___ Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class ___ Rate.  The “Class ___ Rate” for each Accrual Period, other than the initial Accrual Period, shall be equal to Three-Month EURIBOR as determined on the second Business Day before the beginning of that Accrual Period plus ___%.

The interest rate for the initial Accrual Period shall be as set forth in the definition of Class ___ Rate contained in Appendix A to the Indenture.

Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the applicable Record Date, except that with respect to Notes registered on the applicable Record Date in the name of the nominee of Citibank, N.A., London Branch (initially, such joint nominee to be Citivic Nominees Limited), unless Definitive Notes have been issued, payments shall be made by wire transfer in immediately available funds to the account designated by such nominee.  Any such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining outstanding principal amount of this Note on a Distribution Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s Corporate Trust Office or at the office of the Indenture Administrator’s agent appointed for such purposes located in the Borough of Manhattan, The City of New York and/or London, England, as applicable.

The Issuer shall pay interest on overdue installments of interest on this Note at the Class ___ Rate to the extent lawful.

This Note has not been and will not be registered or qualified under the Securities Act, any United States state securities or “blue sky” laws or any securities laws of any other jurisdiction.  No offer, sale, pledge, transfer or other disposition (each, a “Transfer”) of this Note, or any interest therein, shall be made unless the Transfer is made pursuant to an effective registration statement under the Securities Act or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  In the event that a Transfer is made without registration or qualification, the Indenture Administrator shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Administrator and the Indenture Administrator in writing the facts surrounding the Transfer.  Such certifications shall be substantially in the forms of Annex 1 and Annex 2 to Appendix B to the Indenture.  Such certifications shall be deemed to have been made by the transferor and transferee with respect to any Transfer of an interest in this Note if then in book-entry form.  None of the Issuer, the Depositor, the Administrator, the Indenture Administrator, the Eligible Lender Trustee, the Owner Trustee, the London Paying Agent or the Indenture Trustee is obligated to register or qualify this Note under the Securities Act or any United States state securities or “Blue Sky” laws or the laws of any other jurisdiction or to take any action not otherwise required under the Indenture to permit the Transfer of this Note, or interests therein, without registration or qualification.  Any Class ___ Noteholder desiring to effect such Transfer is hereby deemed to have indemnified the Issuer, the Depositor, the Administrator, the Indenture Administrator, the Eligible Lender Trustee, the Owner Trustee, the London Paying Agent and the Indenture Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such applicable federal or state laws or the laws of any other jurisdiction.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, will be required, as applicable, to make certain representations and warranties as set forth in Annex 1 and Annex 2 to Appendix B to the Indenture.  All such required representations and warranties shall be deemed to have been made by Noteholder or Note Owner, as applicable, prior to the Transfer of any interest in this Note if then in book-entry form.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Indenture Trustee or the Indenture Administrator on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Owner Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Upon acquisition or transfer this Note or a beneficial interest in this Note, as the case may be, by, for or with the assets of, a Benefit Plan, such Note Owner shall be deemed to have represented that such acquisition or holding will not constitute or otherwise result in:  (i) in the case of a Benefit Plan subject to Section 406 of ERISA or Section 4975 of the Code, a prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by an applicable statutory or administrative exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law.  Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any U.S. federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar, the London Paying Agent and any agent of the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar or the London Paying Agent may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Indenture Administrator, the Note Registrar, the London Paying Agent nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither Citibank, N.A., London Branch, in its individual capacity, the Indenture Administrator in its individual capacity, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture.  The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

____________________

_______________________________________*/

Signature Guaranteed:

_______________________________________*/

___________________

*/

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

Outstanding Principal Amount of the Class ___ Notes represented by this Regulation S Class ___ Global Note

The aggregate principal amount of the Class ___ Notes represented by this Regulation S Class ___ Global Note is as shown by the latest entry made by or on behalf of the Indenture Trustee or Paying Agent in the fifth column below.  Reductions in the principal amount of this Regulation S Global Note following redemption or purchase of the Class ___ Notes are entered in the third and fourth columns below.

Date	Reason for change in the principal balance of this Regulation S Class ___ Global Note[1]	Amount of such change	Principal amount of this Regulation S Class ___ Global Note following such change	Notation made by or on behalf of the Indenture Trustee or Paying Agent (other than in respect of the principal balance)
Closing Date	N/A	N/A	€ 0

1

State whether reduction following (1) the transfer of all or a portion of this Regulation S Class ___ Global Note to the Regulation S Class ___ Global Note, or (2) principal payment by the Issuer, and (3) if such principal balance is reduced to zero, cancellation of the Class ___ Notes.

EXHIBIT B-1

Form of Note Depository Agreement
for U.S. Dollar Denominated Notes

[On File with McKee Nelson LLP]

EXHIBIT B-2

Form of Note Depository Agreement
for Euro Denominated Notes

[On File with McKee Nelson LLP]

EXHIBIT C

Servicing Criteria To Be Addressed In Assessment of Compliance

The assessment of compliance to be delivered by Citibank, N.A., as Indenture Administrator, shall address, at a minimum, the criteria identified below as the “Applicable Servicing Criteria”:

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Basic Documents.	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A
1122(d)(1)(iii)	Any requirements in the Basic Documents to maintain a back-up servicer for the trust student loans are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

N/A
Cash Collection and Administration
1122(d)(2)(i)

Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Basic Documents.

N/A
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Basic Documents.

N/A
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Basic Documents.

N/A
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the Basic Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Basic Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Basic Documents.

N/A
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Basic Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Basic Documents; (B) provide information calculated in accordance with the terms specified in the Basic Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.

N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Basic Documents.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Basic Documents.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Basic Documents or related student loan documents.	N/A
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Basic Documents	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Basic Documents.	N/A
1122(d)(4)(iv)

Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Basic Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

N/A
1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Basic Documents and related pool asset documents.

N/A
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Basic Documents.

N/A
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Basic Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Basic Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	N/A
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Basic Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Basic Documents.

N/A
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Basic Documents.

N/A
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Basic Documents.	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Basic Documents.	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Basic Documents.	N/A

CITIBANK, N.A.
not in its individual capacity but solely as Indenture Administrator

Date: ________________________

By:

____________________________________

Name:

Title: